Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-208439
333-208439-01

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

PowerShares DB Agriculture Fund	115,972,875	Common Units of Beneficial Interest

PowerShares DB Multi-Sector Commodity Trust, or the Trust, is organized in seven separate series as a Delaware statutory trust, one of which is offered pursuant to this Prospectus. PowerShares DB Agriculture Fund, or the Fund, is a series of the Trust. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund.

Authorized Participants may sell the Shares they purchase from the Fund in blocks of 200,000 Shares, called Baskets, to other investors at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, Inc., or the NYSE Arca, and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value, or NAV, and the trading price of the Shares on the NYSE Arca at the time of sale.

The Shares trade on the NYSE Arca under the symbol “DBA.”

The Fund trades exchange-traded futures contracts on the commodities comprising the DBIQ Diversified Agriculture Index Excess Return™, or the Index, with a view to tracking the Index over time. The Fund also earns interest income from United States Treasury Securities, or Treasury Income, and dividends from its holdings in money market mutual funds (affiliated or otherwise), or Money Market Income. Additionally, the Fund also gains an exposure to United States Treasury Securities through an investment in exchange-traded funds (affiliated or otherwise) that track indexes that measure the performance of U.S. Treasury Obligations with a maximum remaining maturity of up to 12 months, or T-Bill ETFs, and the Fund may receive dividends or distributions of capital gains from such investment in T-Bill ETFs, or T-Bill ETF Income.

The Index, which is comprised of one or more underlying commodities, or Index Commodities, is intended to reflect the agricultural sector. The Index Commodities consist of Corn, Soybeans, Wheat, Kansas City Wheat, Sugar, Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs.

The common units of beneficial interest of five of the other six series of the Trust (PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund and PowerShares DB Base Metals Fund) are offered pursuant to a separate prospectus. The common units of beneficial interest of the sixth series of the Trust, PowerShares DB Silver Fund, is offered pursuant to a separate prospectus.

Except when aggregated in Baskets, the Shares are not redeemable securities.

Invesco PowerShares Capital Management LLC serves as the Managing Owner, commodity pool operator and commodity trading advisor of the Fund.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 21.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•	The success of the Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.

•	You could lose all or substantially all of your investment.

•	The Index is concentrated in a small number of commodities. Concentration may result in greater volatility.

•

Investors pay fees in connection with their investment in the Shares, including asset-based fees of 0.85% per annum. Additional charges include brokerage fees of approximately 0.04% per annum in the aggregate.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. In addition, the Managing Owner pays a distribution services fee to Invesco Distributors, Inc. and pays a marketing services fee to Deutsche Bank Securities Inc. without reimbursement from the Trust or the Fund. For more information regarding items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 113.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and the Fund is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

March 10, 2017

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 60 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 16.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 21 THROUGH 33.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

i

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF INVESCO DISTRIBUTORS, INC., 11 GREENWAY PLAZA, SUITE 1000, HOUSTON, TEXAS 77046-1173; TELEPHONE NUMBER (800) 983-0903; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-7500. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O INVESCO POWERSHARES CAPITAL MANAGEMENT LLC, 3500 LACEY ROAD, SUITE 700, DOWNERS GROVE, ILLINOIS 60515; TELEPHONE NUMBER (800) 983-0903. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.INVESCOPOWERSHARES.COM. ADDITIONAL REPORTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF THE FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER POWERSHARES DB MULTI-SECTOR COMMODITY TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

PART ONE

DISCLOSURE DOCUMENT

SUMMARY	1

The Trust and the Fund	1
Shares Listed on the NYSE Arca	1
Purchases and Sales in the Secondary Market on the NYSE Arca	1
Pricing Information Available on the NYSE Arca and Other Sources	2
CUSIP Number	2
Risk Factors	2
The Trustee	4
Investment Objective	4
General	5
Composition of the Index	6
Contract Selection (OY Single Commodity Indexes only)	6
Contract Selection (Non-OY Single Commodity Indexes only)	8
Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes	9
Shares Should Track Closely the Value of its Index	9
The Managing Owner	9
The Commodity Broker	10
The Administrator, Custodian and Transfer Agent	10
Invesco Distributors, Inc.	11
Index Sponsor	11
Marketing Agent	11
“800” Number for Investors	12
Limitation of Liabilities	12
Creation and Redemption of Shares	12
The Offering	12
Authorized Participants	12
NAV	12
Clearance and Settlement	13
Segregated Accounts/Treasury Income, Money Market Income and T-Bill ETF Income	13
Fees and Expenses	14
Breakeven Amounts	15
Distributions	15
Fiscal Year	15
U.S. Federal Income Tax Considerations	15
Breakeven Table	15
Incorporation by Reference of Certain Documents	18
Reports to Shareholders	19
Cautionary Note Regarding Forward-Looking Statements	19

ORGANIZATION CHART	20

THE RISKS YOU FACE	21
(1) The Value of the Shares Relates Directly to the Value of the Futures Contracts and Other Assets Held by the Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.	21

(2) NAV May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.	21
(3) Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Fund.	22
(4) The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Index.	24
(5) The Fund Is Not Actively Managed and Tracks its Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising.	24
(6) The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.	24
(7) The Lack of Active Trading Markets for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.	24
(8) The Shares Could Decrease in Value if Unanticipated Operational or Trading Problems Arise.	24
(9) As the Managing Owner and its Principals have a Limited History of Operating an Exchange-Traded Fund that Invests in a Broad Range of Commodity Futures Contracts, their Experience May be Relatively Inadequate or Unsuitable to Manage the Fund.	24
(10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.	25
(11) Fewer Representative Commodities May Result In Greater Index Volatility.	25
(12) Price Volatility May Possibly Cause the Total Loss of Your Investment.	25
(13) Unusually Long Peak-to-Valley Drawdown Periods With Respect To the Index May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares.	25
(14) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	25
(15) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.	26
(16) Possible Illiquid Markets May Exacerbate Losses.	26
(17) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.	26
(18) Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	26

(19) Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.	26
(20) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.	26
(21) Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.	27
(22) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.	27
(23) Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.	27
(24) Items of Income, Gain, Loss and Deduction With Respect to Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Fund in Allocating Such Items.	27
(25) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.	28
(26) Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.	28
(27) The Effect of Market Disruptions and Government Intervention Are Unpredictable and May Have an Adverse Effect on the Value of Your Shares.	28
(28) Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Fund.	28
(29) Lack of Independent Advisers Representing Investors.	29
(30) Possibility of Termination of the Fund May Adversely Affect Your Portfolio.	29
(31) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.	29
(32) An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.	29
(33) Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in Shares.	29

(34) “Backwardation” or “Contango” in the Market Prices of the Index Commodities Will Affect the Value of Your Shares.	30
(35) The Value of the Shares Will be Adversely Affected if the Fund is Required to Indemnify the Trustee or the Managing Owner.	30
(36) The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of NAV Calculation.	30
(37) Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders will Increase a Shareholder’s Liability.	31
(38) An Insolvency Resulting From Another Series in the Trust or the Trust Itself May Have a Material Adverse Effect On the Fund.	31
(39) The Fund may Potentially Lose Money on its Holdings of Money Market Mutual Funds.	31
(40) Due to the Increased use of Technologies, Intentional and Unintentional Cyber Attacks Pose Operational and Information Security Risks.	31
(41) The Fund is Subject to Extensive Regulatory Reporting and Compliance.	32
(42) Current Discussions between the SEC and PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP’s Independence Could Have Potentially Adverse Consequences for the Fund.	32

INVESTMENT OBJECTIVE	33

Role of Managing Owner	35

PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST	36

DESCRIPTION OF THE DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™	38

General	38
Composition of the Index	41
Contract Selection (OY Single Commodity Indexes only)	41
Contract Selection (Non-OY Single Commodity Indexes only)	43
Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes	44
Change in the Methodology of the Index	44
Publication of Closing Levels and Adjustments	44
Interruption of Index Calculation	45
Historical Closing Levels	45
Cautionary Statement-Statistical Information	46

v

PART TWO

STATEMENT OF ADDITIONAL

INFORMATION

SUMMARY

This summary of material information contained or incorporated by reference in this Prospectus is intended for quick reference only and does not contain all of the information that may be important to you. For ease of reference, any references throughout this Prospectus to various actions taken by the Fund are actually actions that the Trust has taken on behalf of the Fund. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including the information incorporated by reference in this Prospectus, before deciding to invest in Shares. Please see the section “Incorporation by Reference of Certain Documents” on page 117 for information on how you can obtain the information that is incorporated by reference in this Prospectus. This Prospectus is dated March 10, 2017.

The Trust and the Fund

PowerShares DB Multi-Sector Commodity Trust, or the Trust, was formed as a Delaware statutory trust, in seven separate series, or funds, on August 3, 2006. PowerShares DB Agriculture Fund, or the Fund, is a series of the Trust. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Trust and the Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Trust and the Fund are located at c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515, and its telephone number is (800) 983-0903.

The Trust was organized in separate series as a Delaware statutory trust rather than as separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization. As of the date of this Prospectus, the Trust consists of the following seven series — PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund. This Prospectus is for the Fund only and not for the first 6 funds listed in the prior sentence, or the Sectors Funds. The Sectors Funds, which are series of the Trust, are not being offered by this Prospectus. Information regarding both the Fund and the Sectors Funds (and any other additional series of the Trust, as applicable) is available at www.invescopowershares.com.

Shares Listed on the NYSE Arca

The Shares are listed on the NYSE Arca under the symbol “DBA.”

Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market on the NYSE Arca

Individual Shares may be purchased and sold only on the NYSE Arca. Because the Shares will trade at market prices, rather than the net asset value, or NAV, of the Fund, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

Baskets may be created or redeemed directly with the Fund only by Authorized Participants. It is expected that Baskets will be created when the market price per Share is at a premium to the NAV per Share. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the NAV per Share, but these valuations are expected to be very close. Investors are able to use the intra-day indicative value, or IIV, per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The IIV per Share is based on the prior day’s final NAV, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures positions, which provides a continuously updated estimated NAV per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund and the Index:

DBA	Market price per Share on NYSE Arca
DBA.IV	Indicative intra-day value per Share
DBA.NV	End of day net asset value of the Fund
DBAGIX	Intra-day Index closing level
DBLCDBAE	End of day Index closing level as of close of NYSE Arca

The intra-day data in the above table is published once every fifteen seconds throughout each trading day.

The Index Sponsor calculates and publishes the closing level of the Index daily. The Managing Owner publishes the NAV of the Fund and the NAV per Share daily. Additionally, the Index Sponsor calculates and publishes the intra-day Index level, and the Index Sponsor calculates, and the Managing Owner publishes, the IIV per Share (quoted in U.S. dollars) once every fifteen seconds throughout each trading day.

All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBAGIX) and the IIV per Share (symbol: DBA.IV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The current trading price per Share (symbol: DBA) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBLCDBAE) is published as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day NAV of the Fund (symbol: DBA.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto. In addition, the most recent end-of-day NAV of the Fund (symbol: DBA.NV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index, including the Index’s history, is also published at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

CUSIP Number

The CUSIP number of the Fund is 73936B408.

Risk Factors

An investment in the Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has additional risks that are set forth elsewhere in this Prospectus.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•	The trading of the Fund takes place in very volatile markets.

•	The Fund is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

•

The Fund is subject to fees and expenses in the aggregate amount of approximately 0.89% per annum as described herein and will be successful only if its annual returns from futures trading (held for investment purposes), plus its annual Treasury Income, and any Money Market Income and T-Bill ETF Income (held for margin and/or cash management purposes), exceed such fees and expenses of approximately 0.89% per annum. The Fund is expected to earn Treasury Income equal to 0.49% per annum, based upon the yield of 3-month United States Treasury Securities as of January 31, 2017, or a maximum of $0.12 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.45% per annum as of January 31, 2017, or a maximum of $0.11 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn T-Bill ETF Income equal to 0.56% per annum as of January 31, 2017, or a maximum of $0.14 per annum per Share at $25.00 as the NAV per Share. Because the Fund invests a portion of its assets in Treasury Securities, the money market mutual funds and T-Bill ETFs, its expected income from each of its holdings will be approximately $0.09, $0.01 and $0.03, respectively, for an aggregate amount of approximately $0.13 per Share at $25.00 as the NAV per Share. Therefore, based upon the difference between the sum of the Treasury Income plus the Money Market Income plus the T-Bill ETF Income, on the one hand, and the annual fees and expenses, on the other hand, the Fund will be required to earn approximately 0.39% per annum, or $0.10 per annum per Share at $25.00 as the NAV per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual Treasury Income, Money Market Income and T-Bill ETF Income, as applicable, could be higher or lower than the current levels.

•	As of the date of this Prospectus, the CFTC and/or commodity exchange rules impose speculative position limits on market participants trading in all eleven commodities included in the Index (Corn, Soybeans, Wheat, Kansas City Wheat, Sugar, Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs, or the Affected Index Commodities). Because the Fund is subject to position limits, its ability to issue new Baskets or its ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities may be impaired or limited to the extent that these activities would cause the Fund to exceed its applicable position limits. Limiting the size of the Fund to stay within those position limits may affect the correlation between the price of its Shares, as traded on the NYSE Arca, and its NAV. The inability to create additional Baskets could result in Shares trading at a premium or discount to NAV of the Fund.

•

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that comprises the Index, the Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that comprises the Index or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that comprises the Index.

•	There can be no assurance that the Fund will achieve profits or avoid losses, significant or otherwise.

•	Performance of the Fund may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

•

Certain potential conflicts of interest exist between the Managing Owner, the Commodity Broker (as defined herein) and their affiliates and the Shareholders. For example, the Commodity Broker may have a conflict of interest between its execution of trades for the Fund and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients. Allocation of resources among the Commodity Broker’s clients adds to the potential conflict. Proprietary trading by the affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. Additionally, certain potential conflicts of interest exist because the Fund invests in affiliated money market mutual funds and T-Bill ETFs. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware trust company, is the sole trustee of the Trust. The Trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and the Fund and has only nominal duties and liabilities to the Trust and the Fund.

Investment Objective

The Fund seeks to track changes, whether positive or negative, in the level of the DBIQ Diversified Agriculture Index Excess Return™, or the Index, over time, plus the excess, if any, of the sum of the Fund’s Treasury Income, Money Market Income and T-Bill ETF Income, over the expenses of the Fund. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs for margin and/or cash management purposes only.

The Shares are designed for investors who want a cost-effective and convenient way to invest in commodity futures on U.S. and non-U.S. markets.

Advantages of investing in the Fund include:

•

Ease and Flexibility of Investment.    The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•

Diversification.    The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•	Optimum Yield™. A portion of the Index utilizes an Optimum Yield™ methodology, which seeks to minimize the effects of negative roll yield that may be experienced by conventional commodities indexes.

•

Transparency.    The Shares provide a more direct investment in commodities than mutual funds or exchange-traded funds that invest in commodity-linked notes or otherwise gain indirect exposure to commodities, which may have implicit imbedded costs, credit risk and other potentially opaque features.

Investing in the Fund does not insulate Shareholders from certain risks, including price volatility.

The Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index.

The Index, which is comprised of one or more underlying commodities, or Index Commodities, is intended to reflect the agricultural sector. The Index Commodities consist of Corn, Soybeans, Wheat, Kansas City Wheat, Sugar, Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that comprises the Index, the Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that comprises the Index or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that comprises the Index.

The Index Sponsor calculates the Index on both an excess return basis and a total return basis. The excess return basis calculation reflects the change in market value over time, whether positive or negative, of the applicable underlying commodity futures only. The total return basis calculation reflects the sum of the change in market value over time, whether positive or negative, of the applicable underlying commodity futures plus the return on 3-month U.S. Treasury bills. The Fund seeks to track changes, whether positive or negative, in the level of the Index over time, plus the excess, if any, of the sum of the Fund’s Treasury Income, Money Market Income and T-Bill ETF Income, over the expenses of the Fund. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs, as applicable, for margin and/or cash management purposes only. The Shares are designed for investors who want a cost-effective and convenient way to invest in a diversified index of commodity futures.

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected Treasury Income, the Fund’s actual and projected Money Market Income and the Fund’s actual and projected T-Bill ETF Income exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

The Fund also holds United States Treasury Securities for deposit with the Fund’s Commodity Broker as margin and United States Treasury Securities, cash and money market mutual funds (affiliated or otherwise) on deposit with the Custodian (for cash management purposes). Additionally, the Fund gains an exposure to United States Treasury Securities, with a maximum remaining maturity of up to 12 months, through its holdings of T-Bill ETFs (affiliated or otherwise). Such holdings of T-Bill ETFs are on deposit with the Custodian (for cash management purposes) and may be held by the Fund’s Commodity Broker as margin, to the extent permissible under CFTC rules.

General

Each of the DBIQ Optimum Yield Index Excess Return™, or DBIQ-OYER™, and the DBIQ Index Excess Return™, or DBIQ ER™ (“DBIQ-OYER™” and “DBIQ ER™,” collectively, “DBIQ™” or “DBIQ ER™”), is intended to reflect the changes in market value, positive or negative, in certain sectors of commodities, or an index. The Index is calculated on an excess return, or unfunded basis. The Index is rolled on both an Optimum YieldTM and non-Optimum YieldTM basis. The Optimum YieldTM rolling methodology is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. The non-Optimum YieldTM portion of the Index is rolled to the next to expire futures contract as provided below under “Contract Selection (Non-OY Single Commodity Indexes only).” The Index is comprised of one or more underlying commodities, or Index Commodities. Each Index Commodity is assigned a weight, or Index Base Weight, which is intended to reflect the proportion of such Index Commodity relative to the Index.

The Index has been calculated back to a base date, or Base Date. On the Base Date of January 18, 1989, the closing level of the Index, or Closing Level, was 100.

The sponsor of the Index is Deutsche Bank Securities Inc., or Index Sponsor.

Composition of the Index

The Index is composed of notional amounts of each of the underlying Index Commodities. The notional amount of each Index Commodity included in the Index is intended to reflect the changes in market value of each such Index Commodity within the Index. The Closing Level of the Index is calculated on each Index Business Day (as defined below) by the Index Sponsor based on the closing price of the futures contracts for each of the underlying Index Commodities and the notional amounts of such Index Commodities.

The Index is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on the Base Date.

The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

The Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. The Index is comprised of OY Single Commodity Indexes and non-OY Single Commodity Indexes. The Index Commodities that underlie the OY Single Commodity Indexes are Corn, Soybeans, Wheat, Kansas City Wheat and Sugar. The Index Commodities that underlie the non-OY Single Commodity Indexes are Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs. The OY Single Commodity Indexes are rolled to the futures contract which generates the best possible “implied roll yield.” The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in each OY Single Commodity Index. As a result, each OY Single Commodity Index is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

Each of the non-OY Single Commodity Indexes rolls only to the next to expire futures contract as provided below under “Contract Selection (Non-OY Single Commodity Indexes only).”

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on which the New York Mercantile Exchange (NYMEX) is open for business,, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure event has occurred).

Contract Selection (OY Single Commodity Indexes only)

On the first Index Business Day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the applicable OY Single Commodity Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in such OY Single Commodity Index. For example, if the first Index Business Day is May 1 of the current year, and the Delivery Month of the Index Commodity futures contract currently in such OY Single Commodity Index is June of the current year, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity of an OY Single Commodity Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in such OY Single Commodity Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first Index Business Day is May 1 of the current year and the Delivery Month of an Index Commodity futures contract currently in an OY Single Commodity Index is therefore June of the current year, the Delivery Month of an eligible new Index Commodity futures contract must be between July of the current year and June of the following year. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After selection of the replacement futures contract, each OY Single Commodity Index will roll such replacement futures contract as provided in the sub-paragraph “Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes.”

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Contract Selection (Non-OY Single Commodity Indexes only)

On the first Index Business Day of each month, each non-OY Single Commodity Index will select a new futures contract to replace the old futures contract as provided in the following schedule.

Contract	Exchange (Symbol)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Cocoa	ICE-US (CC)	H	K	K	N	N	U	U	Z	Z	Z	H	H
Coffee	ICE-US (KC)	H	K	K	N	N	U	U	Z	Z	Z	H	H
Cotton	ICE-US (CT)	H	K	K	N	N	Z	Z	Z	Z	Z	H	H
Live Cattle	CME (LC)	J	J	M	M	Q	Q	V	V	Z	Z	G	G
Feeder Cattle	CME (FC)	H	J	K	Q	Q	Q	U	V	X	F	F	H
Lean Hogs	CME (LH)	J	J	M	M	N	Q	V	V	Z	Z	G	G

Month	Month Letter Code
January	F
February	G
March	H
April	J
May	K
June	M
July	N
August	Q
September	U
October	V
November	X
December	Z

After selection of the replacement futures contract, each non-OY Single Commodity Index will roll such replacement futures contract as provided in the sub-paragraph “Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes.”

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Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes

After the futures contract selection with respect to both OY Single Commodity Indexes and non-OY Single Commodity Indexes, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving the Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant.

The Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The calculation of the Index is expressed as the weighted average return of the Index Commodities.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Shares Should Track Closely the Value of its Index

The Shares are intended to provide investment results that generally correspond to changes, positive or negative, in the levels of the Index, over time.

The value of the Shares is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares may not be identical to the NAV per Share, but these two valuations are expected to be very close.

The Fund holds a portfolio of long futures contracts on the Index Commodities which comprise its Index, each of which are traded on various commodity futures markets in the United States and abroad. The Fund also holds United States Treasury Securities for deposit with the Fund’s Commodity Broker as margin and United States Treasury Securities, cash and money market mutual funds (affiliated or otherwise) on deposit with the Custodian (for cash management purposes). Additionally, the Fund gains an exposure to United States Treasury Securities with a maximum remaining maturity of up to 12 months through its holdings of T-Bill ETFs (affiliated or otherwise). Such holdings of T-Bill ETFs are on deposit with the Custodian (for cash management purposes) and may be held by the Fund’s Commodity Broker as margin, to the extent permissible under CFTC rules.

The Fund’s portfolio is traded with a view to tracking the changes in its Index over time, whether the Index is rising, falling or flat over any particular period. The Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results.

The Managing Owner

Invesco PowerShares Capital Management LLC, a Delaware limited liability company, serves as Managing Owner of the Trust and the Fund. The Managing Owner was formed on February 7, 2003. The Managing Owner is an affiliate of Invesco Ltd. The Managing Owner was formed to be the managing owner of investment vehicles such as exchange-traded funds and has been managing non-commodity futures based exchange-traded funds since 2003 and a commodity futures based exchange-traded fund since 2014. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Trust and the Fund. The Managing Owner is registered as a commodity pool operator, commodity trading advisor and swap firm with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Trust and the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner also is subject to periodic inspections and audits by the CFTC and NFA.

An investment in the Shares is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 3500 Lacey Road, Suite 700, Downers Grove, IL 60515. The telephone number of the Managing Owner is (800) 983-0903.

PowerShares® is a registered service mark of Invesco PowerShares Capital Management LLC.

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of the daily NAV of the Fund.

The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Fund may, for cash management purposes, invest in money market mutual funds and/or T-Bill ETFs that are managed by affiliates of the Managing Owner. The indirect portion of the management fee that the Fund may incur through such investments are in addition to the Management Fee paid to the Managing Owner. The Managing Owner has contractually agreed to waive the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds and/or affiliated T-Bill ETFs through June 20, 2018.

The Commodity Broker

A variety of executing brokers execute futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to Morgan Stanley & Co. LLC, a Delaware limited liability company, which serves as the Fund’s clearing broker, or Commodity Broker. In its capacity as clearing broker, the Commodity Broker executes and clears each of the Fund’s futures transactions and performs certain administrative services for the Fund. The Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $7.00 per round-turn trade, although the

Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner estimates the brokerage commissions and fees will be approximately 0.04% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator, Custodian and Transfer Agent

The Bank of New York Mellon is the administrator, or the Administrator, of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, N.Y. 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the NAV of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s office identified above.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, NAV calculations, accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500.

The Administration Agreement is continuously in effect unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and the Shareholders.

Invesco Distributors, Inc.

Invesco Distributors, Inc., or Invesco Distributors, assists the Managing Owner with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. Invesco Distributors retains all marketing materials at c/o Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173. Investors may contact Invesco Distributors toll-free in the U.S. at (800) 983-0903. The Fund has entered into a Distribution Services Agreement with Invesco Distributors. Invesco Distributors is affiliated with the Managing Owner.

The Managing Owner, out of the Management Fee, pays Invesco Distributors for performing its duties on behalf of the Fund and may pay Invesco Distributors additional compensation in consideration of the performance by Invesco Distributors of additional services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of Invesco Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.

Index Sponsor

The Managing Owner, on behalf of the Fund, has appointed Deutsche Bank Securities Inc. to serve as the index sponsor, or the Index Sponsor. The Index Sponsor calculates and publishes the daily index levels and the indicative intraday index levels. Additionally, the Index Sponsor also calculates the IIV per Share throughout each Business Day.

The Managing Owner pays the Index Sponsor a licensing fee and an index services fee out of the Management Fee for performing its duties.

Marketing Agent

The Managing Owner, on behalf of the Fund, has appointed Deutsche Bank Securities Inc., or the Marketing Agent, to assist the Managing Owner by providing support to educate institutional investors about the Deutsche Bank indices and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Deutsche Bank indices.

The Managing Owner pays the Marketing Agent a marketing services fee out of the Management Fee.

The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact the Managing Owner toll free in the U.S. at (800) 983-0903.

Limitation of Liabilities

Your investment in the Fund is part of the assets of the Fund, and it will therefore be subject to the risks of the Fund’s trading only. You cannot lose more than your investment in the Fund, and you will not be subject to the losses or liabilities of any other fund of the Trust in which you have not invested. We have received an opinion of counsel that the Fund is entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Trust, as amended from time-to-time, or the Trust Declaration, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of the Fund will be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or the assets of any other fund of the Trust, and, unless otherwise provided in the Trust Declaration, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of the Fund, as the case may be.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the

Shares included in the Baskets they purchase from the Fund to other investors.

See “Creation and Redemption of Shares” for more details.

The Offering

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, the Fund issues Shares in Baskets to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the NAV of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

NAV

NAV, in respect of the Fund, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

NAV per Share is the NAV of the Fund divided by the number of its outstanding Shares.

See “Description of the Shares; The Fund; Certain Material Terms of the Trust Declaration-NAV” for more details.

Clearance and Settlement

The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Treasury Income, Money Market Income and T-Bill ETF Income

The proceeds of the continuous offering of the Shares are deposited in cash in a segregated account in the name of the Fund at the Custodian (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Fund is credited with 100% of the interest earned on its average net assets on deposit with the Custodian or such other financial institution each week. The Managing Owner expects to invest non-margin assets in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury securities and issues of agencies of the United States government, and certain cash and cash equivalent items such as money market mutual funds (affiliated or otherwise), T-Bill ETFs (affiliated or otherwise), certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations for cash management purposes. The Fund is expected to earn Treasury Income equal to 0.49% per annum, based upon the yield of 3-month United States Treasury Securities as of January 31, 2017, or a maximum of $0.12 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.45% per annum as of January 31, 2017, or a maximum of $0.11 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn T-Bill ETF Income equal to 0.56% per annum as of January 31, 2017, or a maximum of $0.14 per annum per Share at $25.00 as the NAV per Share. Because the Fund invests a portion of its assets in Treasury Securities, the money market mutual funds and T-Bill ETFs, its expected income from each of its holdings will be approximately $0.09, $0.01 and $0.03, respectively, for an aggregate amount of approximately $0.13 per Share at $25.00 as the NAV per Share. This income is used by the Fund to pay its expenses. See “Fees and Expenses” on page 14 for more details.

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Fees and Expenses

Management Fee

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of its daily NAV. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Fund may, for cash management purposes, invest in money market mutual funds and/or T-Bill ETFs that are managed by affiliates of the Managing Owner. The indirect portion of the management fee that the Fund may incur through such investments are in addition to the Management Fee paid to the Managing Owner. The Managing Owner has contractually agreed to waive the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds and/or affiliated T-Bill ETFs through June 20, 2018.

Organization and Offering Expenses	Expenses incurred in connection with organizing the Fund and the initial offering of the Shares were paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares from commencement of the Fund’s trading operations up to and excluding February 23, 2015 were also paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares on and after February 23, 2015 are paid by the Managing Owner.
Brokerage Commissions and Fees	The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $7.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner estimates the brokerage commissions and fees will be approximately 0.04% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.
Routine Operational, Administrative and Other Ordinary Expenses	The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, license and service fees paid to Deutsche Bank Securities Inc., or DBSI, as Marketing Agent and Index Sponsor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.
Non-Recurring Fees and Expenses	The Fund pays all of the non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Declaration), if any, of itself. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount.
Management Fee and Expenses to be Paid First out of Treasury Income, Money Market Income and/or T-Bill ETF Income	The Management Fee and the brokerage commissions and fees of the Fund are paid first out of Treasury Income from the Fund’s holdings of United States Treasury Securities, Money Market Income from the Fund’s holdings of money market mutual funds (affiliated or otherwise) and T-Bill ETF Income from the Fund’s holdings of T-Bill ETFs (affiliated or otherwise), as applicable, on deposit with the Commodity Broker as margin, the Custodian, or otherwise. If the sum of the Treasury Income, the Money Market Income and the T-Bill ETF Income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such Treasury Income, Money Market Income and T-Bill ETF Income, as applicable, will be paid out of income from futures trading, if any, or from sales of the Fund’s United States Treasury Securities and/or holdings in money market mutual funds and/or holdings in T-Bill ETFs. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs, as applicable, for margin and/or cash management purposes only.
Selling Commission	Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares during the first twelve months of investment is 0.89% per annum of the NAV of the Fund, plus the amount of any commissions charged by the investor’s broker.

The Fund will be successful only if its annual returns from futures trading, plus its annual Treasury Income, Money Market Income and T-Bill ETF Income exceed such fees and expenses of approximately 0.89% per annum. The Fund is expected to earn Treasury Income equal to 0.49% per annum, based upon the yield of 3-month United States Treasury Securities as of January 31, 2017, or a maximum of $0.12 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.45% per annum as of January 31, 2017, or a maximum of $0.11 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn T-Bill ETF Income equal to 0.56% per annum as of January 31, 2017, or a maximum of $0.14 per annum per Share at $25.00 as the NAV per Share. Because the Fund invests a portion of its assets in Treasury Securities, the money market mutual funds and T-Bill ETFs, its expected income from each of its holdings will be approximately $0.09, $0.01 and $0.03, respectively, for an aggregate amount of approximately $0.13 per Share at $25.00 as the NAV per Share. Therefore, based upon the difference between the sum of the Treasury Income plus the Money Market Income plus the T-Bill ETF Income, on the one hand, and the annual fees and expenses, on the other hand, the Fund will be required to earn approximately 0.39% per annum, or $0.10 per annum per Share at $25.00 as the NAV per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual Treasury Income, Money Market Income and T-Bill ETF Income could be higher or lower than the current levels. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs for margin and/or cash management purposes only.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected Treasury Income, the Fund’s actual and projected Money Market Income and the Fund’s actual and projected T-Bill ETF Income, as applicable, exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Managing Owner currently does not expect to make distributions with respect to the Fund’s capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The fiscal year of the Fund ends on December 31 of each year.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will generally not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its NAV, other than brokerage commissions.

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BREAKEVEN TABLE

	Dollar Amount and Percentage of Expenses For the Fund
Expense[1]	DBA[9]
	$	%
Management Fee[2]	$0.21	0.85%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%
Brokerage Commissions and Fees[4]	$0.01	0.04%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%
Treasury Income, Money Market Income and T-Bill ETF Income.[7]	$(0.13)	(0.50)%
12-Month Breakeven[8]	$0.10	0.39%

1.	The breakeven analysis assumes that the Shares have a constant month-end Fund NAV and is based on $25.00 as the NAV per Share. As a historical matter, the initial offering price of the Shares was $25 per Share. Since the inception of the Fund, the Managing Owner has consistently used an assumed NAV per Share of $25 as a matter of ongoing practice for purposes of the break-even analysis in order to enable investors and potential investors to compare on a consistent basis the break-even point of this Fund with the other futures-based ETFs for which the Managing Owner serves as the commodity pool operator. The Managing Owner, in its discretion, may change the assumed NAV per Share in the future. See “Charges” on page 68 for an explanation of the expenses included in the Breakeven Table. The Managing Owner will pay a marketing services fee to the Marketing Agent and an index services fee to the Index Sponsor. Because the marketing services fee and the index services fee are not paid by the Fund, these fees are not included in the breakeven analysis.

2.	From the Management Fee, the Managing Owner is responsible for paying the fees and expenses of the Administrator, Invesco Distributors, the Index Sponsor and the Marketing Agent.

The Fund may, for cash management purposes, invest in money market mutual funds and/or T-Bill ETFs that are managed by affiliates of the Managing Owner. The indirect portion of the management fee that the Fund may incur through such investments are in addition to the Management Fee paid to the Managing Owner. The Managing Owner has contractually agreed to waive the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds and/or affiliated T-Bill ETFs through June 20, 2018, or the Affiliated Management Fee Waiver.

As of the date of this prospectus, the Affiliated Management Fee Waiver is approximately less than $0.01 per Share per annum.

3.	The Predecessor Managing Owner was responsible for paying the organization and offering expenses up to and excluding February 23, 2015. The Managing Owner is responsible for paying the continuous offering costs of the Fund from and including February 23, 2015.

4.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund and the specific futures contracts traded.

5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of the Fund.

6.	In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.	Interest income currently is estimated to be earned at a rate of 0.49%, based upon the yield on 3-month United States Treasury Securities as of January 31, 2017, or the Treasury Income. Dividend income currently is estimated to be earned at a rate of 0.45% from the Fund’s holdings of money market mutual funds (affiliated or otherwise) as of January 31, 2017, or the Money Market Income. Dividend income currently is estimated to be earned at a rate of 0.56% from the Fund’s holdings of T-Bill ETFs (affiliated or otherwise) as of January 31, 2017, or the T-Bill ETF Income. Actual Treasury Income, Money Market Income and T-Bill ETF Income, as applicable, could be higher or lower than the current levels. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs for margin and/or cash management purposes only.

8.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates are set by your broker, they will vary from investor to investor and have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

9.	The Fund is subject to (i) a Management Fee of 0.85% per annum and (ii) estimated brokerage commissions and fees of 0.04% per annum. The Fund is subject to fees and expenses in the aggregate amount of approximately 0.89% per annum. The Fund will be successful only if its annual returns from the underlying futures contracts, including annual Treasury Income, Money Market Income and T-Bill ETF Income exceed approximately 0.89% per annum. The Fund is expected to earn Treasury Income equal to 0.49% per annum, based upon the yield of 3-month United States Treasury Securities as of January 31, 2017, or a maximum of $0.12 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.45% per annum as of January 31, 2017, or a maximum of $0.11 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn T-Bill ETF Income equal to 0.56% per annum as of January 31, 2017, or a maximum of $0.14 per annum per Share at $25.00 as the NAV per Share. Because the Fund invests a portion of its assets in Treasury Securities, the money market mutual funds and T-Bill ETFs, its expected income from each of its holdings will be approximately $0.09, $0.01 and $0.03, respectively, for an aggregate amount of approximately $0.13 per Share at $25.00 as the NAV per Share. Therefore, based upon the difference between the sum of the Treasury Income plus the Money Market Income plus the T-Bill ETF Income, on the one hand, and the annual fees and expenses, on the other hand, the Fund will be required to earn approximately 0.39% per annum, or $0.10 per annum per Share at $25.00 as the NAV per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. The 12-Month Breakeven disclosed above is rounded to the nearest cent. Actual Treasury Income, Money Market Income and T-Bill ETF Income, as applicable, could be higher or lower than the current levels. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs for margin and/or cash management purposes only.

Incorporation by Reference of Certain Documents

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” into this Prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

The information we incorporate by reference is an important part of this Prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents, which we have previously filed and may subsequently file with the SEC, in response to certain disclosures:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 29, 2016;

•	The Quarterly Reports on Form 10-Q for the quarterly periods ended on March 31, 2016, June 30, 2016 and September 30, 2016, filed May 10, 2016, August 9, 2016 and November 8, 2016, respectively;

•	The Quarterly Reports on behalf of the Trust on Form 10-Q for the quarterly periods ended on March 31, 2016 and June 30, 2016, filed November 21, 2016;

•	The Current Reports on Form 8-K, filed April 22, 2016 and June 20, 2016;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2015, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

•	Any documents filed pursuant to the Exchange Act subsequent to the date of this Registration Statement and prior to its effectiveness shall be deemed incorporated by reference into the Prospectus; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.invescopowershares.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website is not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Fund.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

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ORGANIZATION CHART

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

POWERSHARES DB AGRICULTURE FUND

[1]

PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund and PowerShares DB Base Metals Fund, which are the remaining series of the Trust, are not offered by this Prospectus.

THE RISKS YOU FACE

You could lose money investing in the Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

(1)	The Value of the Shares Relates Directly to the Value of the Futures Contracts and Other Assets Held by the Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.

The Shares are designed to reflect as closely as possible the changes, positive or negative, in the level of its Index, over time, through its portfolio of exchange traded futures contracts on its Index Commodities. The value of the Shares relates directly to the value of its portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund. The price of the Index Commodities may fluctuate widely. Several factors may affect the prices of the Index Commodities, including, but not limited to:

•

Global supply and demand of each of the Index Commodities, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodities;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Investment and trading activities of mutual funds, hedge funds and commodity funds; and

•	Global or regional political, economic or financial events and situations.
(2)	NAV May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The NAV per Shares will change as fluctuations occur in the market value of its portfolio. Investors should be aware that the public trading price of a Basket may be different from the NAV of a Basket (i.e., 200,000 Shares may trade at a premium over, or a discount to, NAV of a Basket) and similarly the public trading price per Share may be different from the NAV per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical, to the same forces influencing the prices of the Index Commodities, trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of such Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which the Index Commodities are traded. While the Shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Standard Time, the trading hours for the futures exchanges on which each of the Index Commodities trade may not necessarily coincide during all of this time. For example, while the Shares trade on the NYSE Arca until 4:00 p.m. Eastern Standard Time, liquidity in the global corn market will be reduced after the close of the CBOT at 2:15 p.m. Eastern Standard Time. As a result, during periods when the NYSE Arca is open and the futures exchanges on which the Index Commodities are traded are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV of such Shares.

(3)	Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Fund.

CFTC and commodity exchange rules impose speculative position limits on market participants, including the Fund, trading in certain commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

In the aggregate, the Index is composed of 11 Index Commodities, which are all subject to speculative position limits imposed by the CFTC and/or the rules of the futures exchanges on which the futures contracts for the applicable Index Commodities are traded. The purposes of speculative position limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Currently, speculative position limits (i) for corn, oats, wheat, soybean, soybean oil and cotton are determined by the CFTC and (ii) for all other commodities are determined by the futures exchanges. On November 5, 2013, the CFTC proposed for public comment new position limits and aggregation regulations, both of which are currently pending and have not yet been adopted. In addition, the CFTC proposed regulations that would expand the available exemptions from the aggregation requirements that apply to accounts of related parties. In December 2016, the CFTC reproposed the rules on position limits with respect to 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts (the “Position Limit Rules”). The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, under Position Limit Rules the CFTC also proposed amendments to the requirement of U.S. futures exchanges to establish corresponding speculative position limits. The reproposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes (the “Aggregation Rules”). The re-proposed Position Limit Rules were published in the Federal Register on December 30, 2016, and the final Aggregation Rules were published in the Federal Register on

December 16, 2016 and became effective on February 14, 2017.

The CFTC’s Aggregation Rules require that a trader aggregate all positions in accounts which the trader owns or over which the trader controls trading. However, a trader is not required to aggregate positions in multiple accounts or commodity pools if that trader (or its applicable divisions/subsidiaries) qualifies as an “independent account controller” under the Aggregation Rules and avails itself of the independent account controller exemption under the Aggregation Rules. Failure to comply with the requirements of the independent account controller exemption, if applicable, could lead to the Managing Owner being required to aggregate positions in multiple accounts or commodity pools for purposes of the CFTC’s position limits regulations, or an enforcement proceeding against the Managing Owner, and could adversely affect the Fund.

Generally, speculative position limits in the physical delivery markets are set at a stricter level during the spot month, the month when the futures contract matures and becomes deliverable, versus the limits set for all other months. If the Managing Owner determines that the Fund’s trading may be approaching any of these speculative position limits, the Fund may reduce its trading in that commodity or trade in other commodities or instruments that the Index Sponsor determines comply with the rules and goals of the Index. Below is a chart that sets forth certain relevant information, including current speculative position limits for each Affected Index Commodity that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon. Speculative position limit levels remain subject to change by the CFTC or the relevant exchanges. Depending on the outcome of any future CFTC or futures exchange rulemaking, as applicable, the rules concerning position limits may be amended in a manner that is detrimental to the Fund.

Exchanges may also establish accountability levels applicable to futures contracts. An exchange may order a person who holds or controls aggregate positions in excess of specified position accountability levels not to further increase the positions, to comply with any prospective limit which exceeds the size of the position owned or controlled, or to reduce any open position which exceeds position accountability levels if the exchange determines that such action is necessary to maintain an orderly market. Under current regulations, subject to any relevant exemptions, traders, such as the Fund, may not exceed speculative position limits, either individually or in the aggregate with other persons with whom they are under common control or ownership.

Under the proposed regulations, the CFTC would require certain persons to aggregate exchange listed futures and economically equivalent swap positions owned or controlled by such persons.

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits[2]
Corn	CBOT (C)	600 – Spot Month 33,000 – Single Month 33,000 – All Months Combined
Cotton #2	ICE-US (CT)	300 – Spot Month 5,000 – Single Month 5,000 – All Months Combined
Sugar #11	ICE-US (SB)	5,000 – Spot Month 10,000 – Single Month 15,000 – All Months Combined
Soybeans	CBOT (S)	600 – Spot Month 15,000 – Single Month 15,000 – All Months Combined
Wheat	CBOT (W)	600 – Spot Month 12,000 – Single Month 12,000 – All Months Combined
Kansas City Wheat	KCB (KW)

600 – Spot Month (Spot month limits go into effect on a contract at the close of trade two business days before its first trading day delivery month.)

12,000 – Single Month

12,000 – All Months Combined

Cocoa	ICE-US (CC)	1,000 – Spot Month/Notice Period 6,000 – Single Month 6,000 – All Months Combined
Coffee	ICE-US (KC)	500 – Spot Month/Notice Period 5,000 – Single Month 5,000 – All Months Combined
Live Cattle	CME (LC)

450 – Spot Month (as of the close of business on the first business day following the first Friday of the contract month)

300 – Spot Month (as of the close of business on the business day immediately preceding the last five business days of the contract month)

6,300 – Single Month

Feeder Cattle	CME (FC)	300 – Spot Month (during the last ten days of trading) 1,950- Single Month
Lean Hogs	CME (LH)	950 – Spot Month (as of the close of business on the fifth business day of the contract month) 4,575 – Single Month

1 Legend:

“CBOT” means the Board of Trade of the City of Chicago Inc., a part of the CME Group, or its successor.

“ICE-US” means ICE Futures U.S., Inc., or its successor.

“KCB” means the Board of Trade of Kansas City, Missouri, a part of the CME Group, or its successor.

“CME” means the Chicago Mercantile Exchange, Inc., or its successor.

2 Subject to any additional limitations on an exchange-by-exchange basis, as applicable.

Because the Fund is currently subject to position limits and may be subject to new and expanded position limits, the Fund’s ability to issue new Baskets, or the Fund’s ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities, may be impaired or limited to the extent these activities would cause the Fund to exceed its applicable position limits. Limiting the size of the Fund to stay within these position limits may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the NAV of the Shares. Additionally, the Fund on any given date may not have an effective registration statement with the SEC with sufficient Shares available which may limit the Fund’s ability to create new Baskets. The inability to create additional Baskets could result in Shares trading at a premium or discount to NAV of the Fund.

(4)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Index.

It is possible that the Fund’s performance may not fully replicate the changes in levels of the Index due to disruptions in the markets for the relevant Index Commodities, the imposition of speculative position limits (as discussed in “The Risks You Face — (3) Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Fund”), or due to other extraordinary circumstances. As the Fund approaches or reaches position limits with respect to certain futures contracts comprising the Index, the Fund may commence investing in other futures contracts based on commodities that comprise the Index and in futures contracts based on commodities other than commodities that comprise the Index that, in the commercially reasonable judgment of the Managing Owner, tend to exhibit trading prices that correlate with a futures contract that comprises the Index. In addition, the Fund is not able to replicate exactly the changes in levels of the Index because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by, as applicable, Treasury Income, Money Market Income and T-Bill ETF Income, held for margin and cash management purposes. Tracking the Index requires trading of the Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(5)	The Fund Is Not Actively Managed and Tracks its Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising.

The Fund is not actively managed by traditional methods. Therefore, if positions in any one or more of its Index Commodities are declining in value, the Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner seeks to cause the NAV of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(6)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

The Shares are listed for trading on the NYSE Arca under the market symbol DBA. Trading in

Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if the Shares are delisted.

(7)	The Lack of Active Trading Markets for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.

Although the Shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price you would receive if an active market did exist.

(8)	The Shares Could Decrease in Value if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(9)	As the Managing Owner and its Principals have a Limited History of Operating an Exchange-Traded Fund that Invests in a Broad Range of Commodity Futures Contracts, their Experience May be Relatively Inadequate or Unsuitable to Manage the Fund.

The Managing Owner manages a number of exchange-traded funds that use financial futures as part of their investment strategy and, only for a limited time, has actively managed an exchange-traded fund related to a broad-based futures index. The past performance of these funds is no indication of the Managing Owner’s ability to manage exchange-traded investment vehicles that track a commodities index such as the Fund. There can be no assurance that the Managing Owner will be able to cause the NAV per Share to closely track the changes in the Index levels. If the experience of the Managing Owner and its principals is not relatively adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

(10)	You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.

Although past performance is not necessarily indicative of future results, the Fund’s performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund. Likewise, the Index has a history which might (or might not) be indicative of the future Index results, or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund without relying on the Fund’s past performance history or the Index’s closing level history.

(11)	Fewer Representative Commodities May Result In Greater Index Volatility.

The Index is concentrated in terms of the number of commodities represented. The Fund is concentrated in approximately 11 commodities. You should be aware that other commodities indexes are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the Index and the NAV of the Fund which tracks the Index under specific market conditions and over time.

(12)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

(13)	Unusually Long Peak-to-Valley Drawdown Periods With Respect To the Index May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares.

Although past Index levels are not necessarily indicative of future Index levels, the peak-to-valley drawdown periods that the Index has experienced have been unusually long and have lasted for multi-year drawdown periods. Please see the chart on page 36 for information regarding worst peak-to-valley drawdown periods with respect to the Index.

Because it is expected that the Fund’s performance will track the change of its underlying Index, the Fund would suffer a continuous drawdown during the period that the Index suffers such a drawdown period, and in turn, the value of your Shares will also suffer.

(14)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

The Fund is directly subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.85% per annum. Additional charges include brokerage fees of approximately 0.04% per annum in the aggregate and selling commissions. For the avoidance of doubt, selling commissions are not included in the Fund’s breakeven calculation. The Fund is expected to earn Treasury Income equal to 0.49% per annum, based upon the yield of 3-month United States Treasury Securities as of January 31, 2017, or a maximum of $0.12 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.45% per annum as of January 31, 2017, or a maximum of $0.11 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn T-Bill ETF Income equal to 0.56% per annum as of January 31, 2017, or a maximum of $0.14 per annum per Share at $25.00 as the NAV per Share. Because the sum of the Fund’s current Treasury Income and/or Money Market Income and/or T-Bill ETF Income does not exceed its fees and expenses, the Fund will need to have a positive performance that exceeds the difference between the sum of the Fund’s Treasury Income, and/or Money Market Income and/or T-Bill ETF Income and its fees and expenses in order to break-even. If the aggregate of the Fund’s performance from its holding of futures contracts plus its Treasury

Income and/or Money Market Income and/or T-Bill ETF Income (earned from its margin and cash management function) do not exceed the Fund’s fees and expenses described herein, then, the expenses of the Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise.

(15)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

(16)	Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

(17)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.

(18)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in the Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while the Shares trade unprofitably.

(19)	Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, commodity futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means that the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

(20)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

The Fund is not registered as an investment company under the Investment Company Act of 1940, and is not required to register under such Act.

Consequently, Shareholders will not have the regulatory protections provided to the investors in registered and regulated investment companies.

(21)	Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.

A portion of the Fund’s trading is expected to be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Fund’s trading been limited to U.S. markets.

(22)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund is subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers, Authorized Participants and Invesco Distributors. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. For example, by investing in affiliated money market mutual funds and/or T-Bill ETFs for cash management purposes, the Managing Owner may select affiliated money market mutual funds and/or T-Bill ETFs that may pay dividends that are lower than non-affiliated money market mutual funds and/or T-Bill ETFs. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

Because the Managing Owner and Invesco Distributors are affiliates, the Managing Owner has a disincentive to replace Invesco Distributors. Furthermore, the Managing Owner did not conduct an arm’s length negotiation with respect to Invesco Distributors.

(23)	Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(24)	Items of Income, Gain, Loss and Deduction With Respect to Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Fund in Allocating Such Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the United States Internal Revenue Service, or the IRS, will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended, or the Code, and/or Treasury Regulations and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

(25)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

Under current law, long-term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

(26)	Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, the Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any unrealized profits on its open positions on the exchange, and the loss of profits on its closed positions on the exchange.

(27)	The Effect of Market Disruptions and Government Intervention Are Unpredictable and May Have an Adverse Effect on the Value of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time-to-time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

(28)	Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Fund.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. The Dodd-Frank Act regulates markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. It is difficult to predict the impact of the Dodd-Frank Act on the Fund, the Managing Owner, and the markets in which the Fund invests, the NAV of the Fund or the market price of the Shares. The Dodd-Frank Act and the implementing regulation adopted by regulators could result in the Fund’s investment strategy becoming non-viable or non-economic to implement. Therefore, the Dodd-Frank Act and regulations adopted pursuant to the Dodd-Frank Act could have a material adverse impact on the profit potential of the Fund and in turn the value of your Shares.

(29)	Lack of Independent Advisers Representing Investors.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel has been appointed to represent you in connection with the Fund’s continuous offering of Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(30)	Possibility of Termination of the Fund May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Trust upon 120 days’ notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in a vehicle that tracks the Fund’s Index will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares; The Fund; Certain Material Terms of the Trust Declaration — Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

(31)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

As interests in separate series of a Delaware statutory trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner).

(32)	An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.

The Fund constitutes a relatively new type of investment vehicle. The Fund competes with other financial vehicles, including mutual funds, and other investment companies, ETFs, other index tracking commodity pools, actively traded commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and therefore reduce the liquidity of the Shares.

(33)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

(34)	“Backwardation” or “Contango” in the Market Prices of the Index Commodities Will Affect the Value of Your Shares.

As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August of the current year may specify an October of that year expiration. As that contract nears expiration, it may be replaced by selling the October of the current year contract and purchasing the contract expiring in December of that year. This process is referred to as “rolling.” Historically, the prices certain Index Commodities may have been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October contract would take place at a price that is higher than the price at which the December contract is purchased, thereby creating a gain in connection with rolling. While the prices of certain Index Commodities may have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in such Index Commodities will adversely affect the value of the Index and, accordingly, decrease the value of your Shares.

Conversely, certain of the Index Commodities historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although certain of the Index Commodities may have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain of the Index Commodities will adversely affect the value of the Index and, accordingly, decrease the value of your Shares.

Although the roll method of the Index may minimize the roll losses due to contango and may maximize the roll benefits due to backwardation, there can be no assurance that this outcome will occur.

(35)	The Value of the Shares Will be Adversely Affected if the Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declaration, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without gross negligence or willful misconduct. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and, consequently, the value of the Shares.

(36)	The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of NAV Calculation.

Calculating the NAV of the Fund includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the NAV of the Fund reflects the settlement price of open commodity futures contracts on the date when the NAV is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. In such a situation, there is a risk that the calculation of the NAV of the Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards, there is a risk that the resulting calculation of the NAV of the Fund could be under or overstated, perhaps to a significant degree.

(37)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders will Increase a Shareholder’s Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

(38)	An Insolvency Resulting From Another Series in the Trust or the Trust Itself May Have a Material Adverse Effect On the Fund.

This Fund is a series or a part of a Delaware statutory trust. Pursuant to Delaware law, the organization of the Trust provides that the assets and liabilities of this Fund is separate from the assets and liabilities of all other series of the Trust (e.g., the Sectors Funds), as well as the larger Trust itself. Though such organization may, under state law, protect the assets of the Fund in an insolvency action brought by the creditors of one or more of the Sectors Funds, or series of the Trust, this may be insufficient to protect the assets of the Fund from such creditors in an insolvency action in Federal court, or in a court in a foreign jurisdiction. Accordingly, an insolvency resulting from one or more of the Sectors Funds in the Trust or the Trust itself may have a material adverse effect on the Fund. The material risks associated with the Sectors Funds have not been included in this disclosure document.

(39)	The Fund may Potentially Lose Money on its Holdings of Money Market Mutual Funds.

The Funds may invest in government money market funds for which the applicable board of directors/trustees has not chosen to rely on the ability to impose fees on shareholder redemptions (“liquidity fees”) or temporarily to suspend redemption privileges (“gates”) if the government money market fund’s weekly liquid assets fall below a certain threshold. Although such government money market funds seek to preserve the value of an investment at $1.00 per share, there is no guarantee that they will be able to do so and the Funds may lose money by investing in a government money market fund for cash management or other purposes. An investment in a government money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The share price of a government money market fund can fall below the $1.00 share price. The Funds cannot rely on or expect a government money market fund’s adviser or its affiliates to enter into support agreements or take other actions to maintain the government money market fund’s $1.00 share price. The credit quality of a government money market fund’s holdings can change rapidly in certain markets, and the default of a single holding could have an adverse impact on the government money market fund’s share price. Due to fluctuations in interest rates, the market value of securities held by a government money market fund may vary. A government money market fund’s share price can also be negatively affected during periods of high redemption pressures and/or illiquid markets.

(40)	Due to the Increased use of Technologies, Intentional and Unintentional Cyber Attacks Pose Operational and Information Security Risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites.

Cyber security failures or breaches of the Fund’s third party service providers (including, but not limited to, Index Sponsor, the Administrator and transfer agent) or the issuers of the money market mutual funds and T-Bill ETFs in which the Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Fund and its shareholders could be negatively impacted as a result. While the Managing Owner has established business continuity plans and systems to prevent such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by Fund’s third party service providers. Cyber attacks may also cause disruptions to the futures exchanges and clearinghouses through which the Fund invests in exchange-traded futures contracts, resulting in disruptions to the Fund’s investment objectives and resulting in financial losses.

(41)	The Fund is Subject to Extensive Regulatory Reporting and Compliance.

The Fund is subject to changing regulation of corporate governance and public disclosure that have increased the Fund’s risk of noncompliance.

Because the Shares are publicly traded, the Fund is subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC, the CFTC and NYSE-ARCA, have in recent years issued new requirements and regulations, most notably the Sarbanes-Oxley Act of 2002. From time to time, since the adoption of the Sarbanes-Oxley Act of 2002, these authorities have continued to develop additional regulations or interpretations of existing regulations. The Fund’s ongoing efforts to comply with these regulations and interpretations have resulted in, and are likely to continue resulting in, a diversion of management’s time and attention from focusing on Fund management to compliance related activities.

The Fund is responsible for establishing and maintaining adequate internal control over financial reporting. The Fund’s internal control system is designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation.

(42)	Current Discussions between the SEC and PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP’s Independence Could Have Potentially Adverse Consequences for the Fund.

PricewaterhouseCoopers LLP informed the Fund that it has identified an issue related to its independence under Rule 2-01(c)(1)(ii)(A) of Regulation S-X (referred to as the Loan Rule). The Loan Rule prohibits accounting firms, such as PricewaterhouseCoopers LLP, from being deemed independent if they have certain financial relationships with their audit clients or certain affiliates of those clients. The Fund is required under various securities laws to have its financial statements audited by an independent accounting firm.

The Loan Rule specifically provides that an accounting firm would not be independent if it receives, or certain of its affiliates or covered persons receive a loan from a lender that is a record or beneficial owner of more than ten percent of an audit client’s equity securities (referred to as a “more than ten percent owner”). For purposes of the Loan Rule, audit clients include the Fund as well as all registered investment companies advised by the Managing Owner and its affiliates, including other subsidiaries of the Managing Owner’s parent company, Invesco Ltd. (collectively, the Invesco Fund Complex). PricewaterhouseCoopers LLP informed the Fund it has, and that certain of its affiliates or covered persons have, relationships with lenders who hold, as record owner, more than ten percent of the shares of certain funds within the Invesco Fund Complex. These relationships call into question PricewaterhouseCoopers LLP’s independence under the Loan Rule with respect to those funds, as well as all other funds in the Invesco Fund Complex, which may implicate the Loan Rule.

On June 20, 2016, the SEC Staff issued a “no-action” letter to another mutual fund complex (see Fidelity Management & Research Company et al., No-Action Letter) related to the audit independence issue described above. In that letter, the SEC confirmed that it would not recommend enforcement action against a fund that relied on audit services performed by an audit firm that was not in compliance with the Loan Rule in certain specified circumstances. In October 2016, in connection with its annual communication, PricewaterhouseCoopers LLP communicated, as contemplated by the no-action letter, that it believes that it remains objective and impartial and that a reasonable investor possessing all the facts would conclude that PricewaterhouseCoopers LLP is able to exhibit the requisite objectivity and impartiality to report on the Fund’s financial statements as the independent registered public accounting firm. PricewaterhouseCoopers LLP also represented that it has complied with PCAOB Rule 3526(b)(1) and (2), which are conditions to the Funds relying on the no-action letter, and affirmed that it is an independent accountant within the meaning of PCAOB Rule 3520. Therefore, the Managing Owner, the Fund and PricewaterhouseCoopers LLP concluded that PricewaterhouseCoopers LLP could continue to serve as the Fund’s independent registered public accounting firm. The Invesco Fund Complex relied upon the no-action letter in reaching this conclusion.

If in the future the independence of PricewaterhouseCoopers LLP is called into question under the Loan Rule by circumstances that are not addressed in the SEC’s no-action letter, the Fund will need to take other action in order for the Fund’s filings with the SEC containing financial statements to be deemed compliant with applicable securities laws. Such additional actions could result in additional costs, impair the ability of the Fund to issue new shares or have other material adverse effects on the Fund. In addition, the SEC has indicated that the no-action relief will expire 18 months from its issuance, after which the Invesco Funds will no longer be able to rely on the letter unless its term is extended or made permanent by the SEC Staff.

INVESTMENT OBJECTIVE

The Fund seeks to track changes, whether positive or negative, in the level of the DBIQ Diversified Agriculture Index Excess Return™, or the Index, over time, plus the excess, if any, of the sum of the Fund’s Treasury Income, Money Market

Income and T-Bill ETF Income over the expenses of the Fund. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs for margin and/or cash management purposes only.

The Shares are designed for investors who want a cost-effective and convenient way to invest in commodity futures on U.S. and non-U.S. markets.

Advantages of investing in the Fund include:

•

Ease and Flexibility of Investment.    The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•

Diversification.     The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•	Optimum Yield™. A portion of the Index utilizes an Optimum Yield™ methodology, which seeks to minimize the effects of negative roll yield that may be experienced by conventional commodities indexes.

•

Transparency.    The Shares provide a more direct investment in commodities than mutual funds or exchange-traded funds that invest in commodity-linked notes or otherwise gain indirect exposure to commodities, which may have implicit imbedded costs, credit risk and other potentially opaque features.

Investing in the Fund does not insulate Shareholders from certain risks, including price volatility.

The Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index.

The Index, which is comprised of one or more underlying commodities, or Index Commodities, is intended to reflect the agricultural sector. The Index Commodities consist of Corn, Soybeans, Wheat, Kansas City Wheat, Sugar, Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that comprises the Index, the Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that comprises the Index or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that comprises the Index.

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected Treasury Income, the Fund’s actual and projected Money Market Income and the Fund’s actual and projected T-Bill ETF Income exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

The sponsor of the Index, or the Index Sponsor, is Deutsche Bank Securities Inc.

Under the Trust Declaration, Wilmington Trust Company, the Trustee of the Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Shares are intended to provide investment results that generally correspond to the changes, positive or negative, in the levels of the Fund’s Index over time.

The value of the Shares is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares may not be identical to the NAV per Share, but these two valuations are expected to be very close. See “The Risks You Face—(2) NAV May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

The Index Sponsor calculates and publishes the closing level of the Index daily. The Managing Owner publishes the NAV of the Fund and the NAV per Share daily. Additionally, the Index Sponsor calculates and publishes the intra-day Index level, and the Index Sponsor calculates, and the Managing Owner publishes, the IIV per Share (quoted in U.S. dollars) once every fifteen seconds throughout each trading day.

All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBAGIX) and the IIV per Share (symbol: DBA.IV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The current trading price per Share (symbol: DBA) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBLCDBAE) is published as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day NAV of the Fund (symbol: DBA.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto. In addition, the most recent end-of-day NAV of the Fund (symbol: DBA.NV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index, including the Index’s history, is also published at https://index.db.com.

Any adjustments made to the Index will be published on both https://index.db.com and at http://www.invescopowershares.com, or any successor(s) thereto.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

The IIV per Share is based on the prior day’s final NAV, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures positions, which provides a continuously updated estimated NAV per Share. The final NAV of the Fund and the final NAV per Share is calculated as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the close of the exchanges on which the Fund’s futures contracts are traded, there is no effect on the NAV calculations as a result.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Role of Managing Owner

The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund.

Specifically, the Managing Owner:

•	selects the Trustee, Commodity Broker, Administrator, Index Sponsor, Custodian, Transfer Agent, Marketing Agent, distributor and auditor;

•	negotiates various agreements and fees;

•	performs such other services as the Managing Owner believes that the Fund may from time-to-time require; and
•	monitors the performance results of the Fund’s portfolio and reallocates assets within such portfolio with a view to causing the performance of the Fund’s portfolio to track its Index over time.

The Managing Owner is registered as a commodity pool operator, commodity trading advisor and swap firm with the CFTC and is a member of the NFA.

The principal office of the Managing Owner is located at c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515. The telephone number of the Managing Owner is (800) 983-0903.

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PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Agriculture Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of January 31, 20171: $9,609,828,375

NAV as of January 31, 20172: $775,877,266

NAV per Share as of January 31, 20173: $20.42

Worst Monthly Drawdown4: (8.09)% July 2015

Worst Peak-to-Valley Drawdown5: (51.14)% February 2008 — November 2016*

Monthly Rate of Return	2017 (%)	2016(%)	2015(%)	2014(%)	2013(%)	2012(%)
January	2.20	(3.10)	(6.77)	1.61	(0.39)	0.52
February		(0.25)	(0.43)	10.86	(5.24)	1.00
March		3.05	(3.99)	3.66	(1.82)	(3.90)
April		2.23	(0.59)	3.28	0.96	(2.95)
May		1.38	(1.98)	(5.33)	(2.33)	(4.36)
June		3.28	7.10	(0.90)	(2.62)	7.86
July		(6.40)	(8.09)	(2.29)	(1.04)	7.07
August		(1.89)	(2.79)	(1.48)	1.83	0.83
September		(1.04)	0.10	(3.42)	0.96	(2.93)
October		2.50	1.67	0.57	(0.91)	(1.80)
November		(2.73)	(3.48)	(0.55)	(0.96)	(0.38)
December		0.05	0.78	(2.81)	(2.29)	(3.05)
Compound Rate of Return[6]	2.20%	(3.34)%	(16.75)%	2.24%	(13.19)%	(2.92)%
*	The Worst Peak-to-Valley Drawdown from February 2008 — November 2016 reflects the total return of the Fund, including the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Excess Return™. From October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Performance Information

1.        “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

2.        “NAV” is the NAV of the pool as of January 31, 2017.

3.        “NAV per Share” is the NAV of the pool divided by the total number of Shares outstanding with respect to the pool as of January 31, 2017.

4.        “Worst Monthly Drawdown” is the largest single month loss sustained during the last five years and year to date (if applicable). “Drawdown” as used in this section of the Prospectus means losses experienced by the pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5.        “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the NAV per Share during the most recent five calendar years (and to the extent applicable, for a period beyond the most recent five calendar years if the starting date of the peak value extends beyond this period). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end NAV per Share that occurs without such month-end NAV per Share being equaled or exceeded as of a subsequent month-end. For example, if the NAV per Share of pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6.        “Compound Rate of Return” of the pool is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

7.        The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING FEBRUARY 23, 2015 IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH DB COMMODITY SERVICES LLC, WHICH SERVED AS THE PREDECESSOR MANAGING OWNER. ALL THE PERFORMANCE INFORMATION ON AND AFTER FEBRUARY 23, 2015 REFLECTS THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER.

DESCRIPTION OF THE DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™

The PowerShares DB Agriculture Fund (the “Fund”) is not sponsored or endorsed by Deutsche Bank AG, Deutsche Bank Securities Inc. or any subsidiary or affiliate of Deutsche Bank AG or Deutsche Bank Securities Inc. (collectively, “Deutsche Bank”). The DBIQ Diversified Agriculture Index Excess Return™ (the “DB Index”) is the exclusive property of Deutsche Bank Securities Inc. “DBIQ” is a service mark of Deutsche Bank AG and has been licensed for use for certain purposes by Deutsche Bank Securities Inc. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index makes any representation or warranty, express or implied, concerning the DB Index, the Fund or the advisability of investing in securities generally. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation to take the needs of Invesco PowerShares Capital Management LLC, the sponsor of the Fund, or its clients into consideration in determining, composing or calculating the DB Index. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index is responsible for or has participated in the determination of the timing of, prices at, quantities or valuation of the Fund. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation or liability in connection with the administration or trading of the Fund.

NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, WARRANTS OR GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DB INDEX OR ANY DATA INCLUDED THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY INVESCO POWERSHARES CAPITAL MANAGEMENT LLC FROM THE USE OF THE DB INDEX OR ANY DATA INCLUDED THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DB INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DEUTSCHE BANK OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX HAVE ANY LIABILITY FOR DIRECT, INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DEUTSCHE BANK AND INVESCO POWERSHARES CAPITAL MANAGEMENT LLC.

No purchaser, seller or holder of the shares of this Fund, or any other person or entity, should use or refer to any Deutsche Bank trade name, trademark or service mark to sponsor, endorse, market or promote this Fund without first contacting Deutsche Bank to determine whether Deutsche Bank’s permission is required. Under no circumstances may any person or entity claim any affiliation with Deutsche Bank without the written permission of Deutsche Bank.

General

Each of the DBIQ Optimum Yield Index Excess Return™, or DBIQ-OYER™, and the DBIQ Index Excess Return™, or DBIQ ER™ (“DBIQ-OYER™” and “DBIQ ER™,” collectively, “DBIQ™” or “DBIQ ER™”), is intended to reflect the changes in market value, over time, positive or negative, in certain sectors of commodities, or an index. The Index is calculated on an excess return, or unfunded basis. The Index is rolled on both an Optimum Yield™ and non-Optimum Yield™ basis. The Optimum Yield™ rolling methodology is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. The non-Optimum Yield™ portion of the Index is rolled to the next to expire futures contract as provided below under “Contract Selection (Non-OY Single Commodity Indexes only).” The Index is comprised of one or more underlying commodities, or Index Commodities. Each Index Commodity is assigned a weight, or Index Base Weight, which is intended to reflect the proportion of such Index Commodity relative to the Index.

DBIQ Diversified Agriculture Index Excess Return™, or the Index, is intended to reflect the agricultural sector.

The Index has been calculated back to a base date, or Base Date. On the Base Date of January 18, 1989, the closing level of the Index, or Closing Level, was 100.

The sponsor of the Index is Deutsche Bank Securities Inc., or Index Sponsor. The Index Sponsor may from time-to-time subcontract the provision of the calculation and other services described below to one or more third parties.

Overview of DBIQ Diversified Agriculture Index Excess Return™

Index Commodity	Exchange (Contract Symbol)[1]	Base Date	Index Base Weight
Corn[2]	CBOT (C)	January 18, 1989	12.50%
Soybeans[2]	CBOT (S)		12.50%
Wheat[2]	CBOT (W)		6.25%
Kansas City Wheat[2]	KCB (KW)		6.25%
Sugar[2]	ICE-US (SB)		12.50%
Cocoa[3]	ICE-US (CC)		11.11%
Coffee[3]	ICE-US (KC)		11.11%
Cotton[3]	ICE-US (CT)		2.78%
Live Cattle[3]	CME (LC)		12.50%
Feeder Cattle[3]	CME (FC)		4.17%
Lean Hogs[3]	CME (LH)		8.33%

1Connotes the exchanges on which the underlying futures contracts are traded with respect to each Single Commodity Index.

2Connotes Single Commodity Index rolled on Optimum YieldTM basis.

3Connotes non-OY Single Commodity Index.

Legend:

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“CME” means the Chicago Mercantile Exchange, Inc., or its successor.

“ICE-US” means ICE Futures U.S., Inc., or its successor.

“KCB” mean the Board of Trade of Kansas City, Missouri, Inc., a part of the CME Group, or its successor.

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40

Composition of the Index

The Index is composed of notional amounts of each of the underlying Index Commodities. The notional amount of each Index Commodity included in the Index is intended to reflect the changes in market value of each such Index Commodity within the Index. The Closing Level of the Index is calculated on each Index Business Day (as defined below) by the Index Sponsor based on the closing price of the futures contracts for each of the underlying Index Commodities and the notional amounts of such Index Commodities.

The Index is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on the Base Date.

The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

The Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. The Index is comprised of OY Single Commodity Indexes and non-OY Single Commodity Indexes. The Index Commodities that underlie the OY Single Commodity Indexes are Corn, Soybeans, Wheat, Kansas City Wheat and Sugar. The Index Commodities that underlie the non-OY Single Commodity Indexes are Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs. The OY Single Commodity Indexes are rolled to the futures contract which generates the best possible “implied roll yield.” The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in each OY Single Commodity Index. As a result, each OY Single Commodity Index is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

Each of the non-OY Single Commodity Indexes rolls only to the next to expire futures contract as provided below under “Contract Selection (Non-OY Single Commodity Indexes only)”.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

The Index is calculated in USD on both an excess return (unfunded) and total return (funded) basis.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on which the NYMEX is open for business, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure event has occurred).

Contract Selection (OY Single Commodity Indexes only)

On the first Index Business Day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the applicable OY Single Commodity Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in such OY Single Commodity Index. For example, if the first Index Business Day is May 1 of the current year, and the Delivery Month of the Index Commodity futures contract currently in such OY Single Commodity Index is June of the current year, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity of an OY Single Commodity Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in such OY Single Commodity Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first Index Business Day is May 1 of the current year and the Delivery Month of an Index Commodity futures contract currently in an OY Single Commodity Index is therefore June of the current year, the Delivery Month of an eligible new Index Commodity futures contract must be between July of the current year and June of the following year. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After selection of the replacement futures contract, each OY Single Commodity Index will roll such replacement futures contract as provided in the sub-paragraph “Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes.”

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Contract Selection (Non-OY Single Commodity Indexes only)

On the first Index Business Day of each month, each non-OY Single Commodity Index will select a new futures contract to replace the old futures contract as provided in the following schedule.

Contract	Exchange (Symbol)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Cocoa	ICE-US (CC)	H	K	K	N	N	U	U	Z	Z	Z	H	H
Coffee	ICE-US (KC)	H	K	K	N	N	U	U	Z	Z	Z	H	H
Cotton	ICE-US (CT)	H	K	K	N	N	Z	Z	Z	Z	Z	H	H
Live Cattle	CME (LC)	J	J	M	M	Q	Q	V	V	Z	Z	G	G
Feeder Cattle	CME (FC)	H	J	K	Q	Q	Q	U	V	X	F	F	H
Lean Hogs	CME (LH)	J	J	M	M	N	Q	V	V	Z	Z	G	G

Month and Letter Codes
Month	Letter Code
January	F
February	G
March	H
April	J
May	K
June	M
July	N
August	Q
September	U
October	V
November	X
December	Z

After selection of the replacement futures contract, each non-OY Single Commodity Index will roll such replacement futures contract as provided in the sub-paragraph “Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes.”

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Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes

After the futures contract selection with respect to both OY Single Commodity Indexes and non-OY Single Commodity Indexes, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving the Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant.

The Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The calculation of the Index is expressed as the weighted average return of the Index Commodities.

Change in the Methodology of the Index

The Index Sponsor employs the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of Closing Levels and Adjustments

In order to calculate each indicative Index level, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each underlying futures contract with respect to each Index Commodity of the Index. The Index Sponsor then applies a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index.

The IIV per Share is based on the prior day’s final NAV, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures positions, which provides a continuously updated estimated NAV per Share.

The Index Sponsor calculates and publishes the closing level of the Index daily. The Managing Owner publishes the NAV of the Fund and the NAV per Share daily. Additionally, the Index Sponsor calculates and publishes the intra-day Index level, and the Index Sponsor calculates, and the Managing Owner publishes, the IIV per Share (quoted in U.S. dollars) once every fifteen seconds throughout each trading day.

All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBAGIX) and the IIV per Share (symbol: DBA.IV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The current trading price per Share (symbol: DBA) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBLCDBAE) is published as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or

Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day NAV of the Fund (symbol: DBA.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto. In addition, the most recent end-of-day NAV of the Fund (symbol: DBA.NV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index, including the Index’s history, is also published at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

Any adjustments made to the Index will be published on both https://index.db.com and at http://www.invescopowershares.com, or any successor(s) thereto.

Interruption of Index Calculation

Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index or any Index Commodity. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the Index as it considers appropriate to determine any closing level on any such appropriate Index Business Day; and/or

•	defer publication of the information relating to the Index until the next Index Business Day on which it determines that no force majeure event exists; and/or
•	permanently cancel publication of the information relating to the Index.

Additionally, calculation of the Index may also be disrupted by an event that would require the Index Sponsor to calculate the closing price in respect of the relevant Index Commodity on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Commodity on the relevant exchange. If such an Index disruption event in relation to an Index Commodity as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Commodity on the relevant exchange, the Index Sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days for such Index Commodity on the relevant exchange; or

•

if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange traded instrument with respect to a specific Index Commodity and shall make all necessary adjustments to the methodology and calculation of the Index as it deems appropriate.

Historical Closing Levels

Set out below are the Closing Levels and related data with respect to the Index as of January 31, 2017.

With respect to each of the Closing Levels Tables, historic daily Index Closing Levels have been calculated with respect to the Index since the Base Date of the Index.

The Base Date for the Index is January 18, 1989.

The Base Date was selected by the Index Sponsor based on the availability of price data with respect to the relevant underlying futures contracts on the Index Commodities.

Since June 2006, the historic data with respect to the closing prices of futures contracts on Feeder Cattle (FC), Cotton #2 (CT), Coffee (KC), Cocoa (CC), Live Cattle (LC), Lean Hogs (LH), Corn (C), Wheat (W), Soybeans (S), Sugar #11 (SB) and Kansas City Wheat (KW) originated from Reuters. Prior to June 2006, the closing prices of futures contracts on Feeder Cattle (FC), Cotton #2 (CT), Coffee (KC), Cocoa (CC), Live Cattle (LC), Lean

Hogs (LH), Corn (C), Wheat (W), Soybeans (S), Sugar #11 (SB) and Kansas City Wheat (KW) were obtained from publicly available information from Logical Information Machines (http://www.lim.com), Bloomberg, and Reuters. The Index Sponsor has not independently verified the information extracted from these sources. The Index calculation methodology and commodity future selection are the same prior to and following June 2006.

Complete price histories regarding certain futures contracts on the Index Commodities were not available (e.g., due to lack of trading on specific days). In the event that prices on such futures contracts on the Index Commodities were unavailable during a contract selection day, such futures contracts were excluded from the futures contract selection process. The Index Sponsor believes that the incomplete price histories should not have a material impact on the calculation of the Index.

The Index Closing Level is equal to the weighted sum of the market value of the commodity futures contracts of all the respective Index Commodities that comprise the Index. The market value of the commodity futures contracts of an Index Commodity is equal to the number of commodity futures contracts of an Index Commodity held multiplied by the commodity futures contracts closing price of an Index Commodity.

The weight of each Index Commodity of the Index is linked to the number of commodity futures contracts held of such Index Commodity and the price of commodity futures contracts of the Index Commodity. The weight of an Index Commodity is defined as the market value of the commodity futures contracts of the Index Commodity divided by the sum of all market values of all commodity futures contracts of the Index Commodities that comprise an Index multiplied by 100%.

The Index Commodities Weights Tables reflect the range of the weightings with respect to each of the Index Commodities used to calculate the Index.

The Index rules stipulate the holding in each Index Commodity futures contract. Holdings in each Index Commodity change during the Index rebalancing periods as determined by the Optimum Yield™ roll rules and the non-Optimum Yield™ roll rules, as applicable.

Cautionary Statement-Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other commodities indices. In reviewing such information, prospective investors should consider that:

•	Changes in Closing Levels of the Index during any particular period or market cycle may be volatile.

Index	Worst Peak-to-Valley Drawdown and Time Period	Worst Monthly Drawdown and Month and Year
DBIQ Diversified Agriculture Index Excess Return™	(53.39)% 5/97 — 4/02	(14.37)% 10/08

For example, the “Worst Peak-to-Valley Drawdown” of the Index represents the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, which occurred during the above-listed time period.

The “Worst Monthly Drawdown” of the Index occurred during the above-listed month and year.

See “Volatility of the Index” on page 49.

•

Neither the fees charged by the Fund nor the execution costs associated with establishing futures positions in the Index Commodities are incorporated into the Closing Levels of the Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as the Fund, with an investment objective of tracking the Index.

•

The Index was established in September 2009 and is independently calculated by the Index Sponsor. The Index calculation methodology and commodity futures contracts selection is the same before and after September 2009, as described above. Accordingly, the Closing Levels of the Index, terms of the Index methodology and Index Commodities, reflect an element of hindsight at the time the Index was established. See “The Risks You Face — (10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “-(11) Fewer Representative Commodities May Result In Greater Index Volatility.”

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SINCE THE BASE DATE THROUGH INCEPTION WITH RESPECT TO THE INDEX (SEPTEMBER 2009), THE INDEX’S CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON

THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A

REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

[Remainder of page left blank intentionally.]

Volatility of the Index

The following table1 reflects various measures of volatility2 of the history of the Index as calculated on an excess return basis:

Volatility Type	DBIQ Diversified Agriculture Index Excess Return™[3]
Daily volatility over full history	12.57%
Average rolling 3 month daily volatility	11.85%
Monthly return volatility	12.55%
Average annual volatility	10.16%

The following table reflects the daily volatility on an annual basis of the Index:

Year	DBIQ Diversified Agriculture Index Excess Return™
1989[3]	8.35%
1990	7.92%
1991	7.85%
1992	6.93%
1993	8.24%
1994	12.80%
1995	6.78%
1996	7.80%
1997	11.19%
1998	8.06%
1999	10.74%
2000	8.87%
2001	8.38%
2002	9.51%
2003	8.37%
2004	11.01%
2005	9.40%
2006	9.57%
2007	9.36%
2008	21.09%
2009	15.60%
2010	13.55%
2011	13.07%
2012	10.41%
2013	6.92%
2014	9.26%
2015	11.66%
2016	11.20%
2017[1]	10.67%

1As of January 31, 2017. Past Index levels are not necessarily indicative of future Index levels.

2Volatility, for these purposes, means the following:

Daily Volatility:    The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility:    The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility:    The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

3As of January 18, 1989. Past Index levels are not necessarily indicative of future Index levels.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

CLOSING LEVELS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	CLOSING LEVEL		INDEX CHANGES
	High[1]	Low[2]	Annual[3]	Inception[4]
1989[5]	106.21	93.13	-3.76%	-3.76%
1990	109.76	93.55	-2.79%	-6.45%
1991	98.56	87.18	-1.67%	-8.01%
1992	93.91	84.75	-4.28%	-11.95%
1993	94.15	84.61	5.93%	-6.73%
1994	112.01	90.78	12.43%	4.86%
1995	111.80	99.83	5.05%	10.16%
1996	127.26	108.40	6.19%	16.98%
1997	146.63	116.98	10.46%	29.22%
1998	130.61	94.76	-25.65%	-3.92%
1999	99.66	77.22	-13.58%	-16.97%
2000	85.25	75.94	-6.33%	-22.22%
2001	80.19	66.48	-11.33%	-31.04%
2002	80.12	64.94	9.63%	-24.40%
2003	84.27	72.22	5.72%	-20.08%
2004	92.94	79.92	7.93%	-13.74%
2005	95.26	81.72	3.68%	-10.56%
2006	93.91	82.42	3.47%	-7.45%
2007	102.50	88.80	10.46%	2.23%
2008	123.53	71.21	-19.22%	-17.42%
2009	87.40	72.91	4.18%	-13.97%
2010	105.23	74.69	22.32%	5.23%
2011	114.93	90.14	-10.68%	-6.01%
2012	100.65	84.22	-2.14%	-8.02%
2013	92.12	80.70	-12.26%	-19.30%
2014	97.66	80.26	3.30%	-16.63%
2015	84.35	68.34	-15.86%	-29.86%
2016	78.05	66.53	-2.86%	-31.86%
2017[6]	71.26	68.13	2.24%	-30.33%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

[Remainder of page left blank intentionally.]

CLOSING LEVELS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	CLOSING LEVEL		INDEX CHANGES
	High[1]	Low[2]	Annual[3]	Inception[4]
1989[5]	107.66	98.26	4.13%	4.13%
1990	122.64	103.97	4.94%	9.27%
1991	116.41	105.67	3.86%	13.49%
1992	116.36	107.38	-0.87%	12.50%
1993	123.83	108.46	9.21%	22.86%
1994	150.59	120.79	17.40%	44.24%
1995	161.94	140.22	11.11%	60.26%
1996	189.53	158.05	11.77%	79.12%
1997	229.29	179.14	16.30%	108.31%
1998	211.30	160.18	-21.94%	62.61%
1999	168.89	133.88	-9.40%	47.32%
2000	154.70	141.66	-0.59%	46.45%
2001	152.05	129.07	-8.20%	34.44%
2002	158.33	127.33	11.44%	49.82%
2003	168.63	143.96	6.81%	60.02%
2004	186.83	160.03	9.43%	75.12%
2005	194.37	169.54	7.04%	87.45%
2006	203.52	178.87	8.57%	103.52%
2007	235.57	196.35	15.48%	135.02%
2008	285.15	166.00	-18.09%	92.50%
2009	204.74	177.70	4.91%	101.95%
2010	245.99	175.42	21.80%	145.99%
2011	268.73	210.82	-10.64%	119.81%
2012	235.53	197.03	-2.06%	115.29%
2013	215.61	189.01	-12.21%	89.01%
2014	228.74	187.97	3.33%	95.30%
2015	197.61	160.15	-15.82%	64.40%
2016	183.14	155.98	-2.55%	60.21%
2017[6]	167.61	160.19	2.28%	63.87%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

[Remainder of page left blank intentionally.]

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	12.7%	11.7%	12.6%	5.0%	5.9%	5.1%	5.9%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	15.3%	13.7%	12.8%	12.5%	7.2%	6.3%	8.0%	6.8%
1996	14.1%	13.1%	12.8%	13.6%	7.4%	6.2%	8.3%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	12.5%	13.6%	12.5%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.4%	12.2%	6.2%	6.2%	6.0%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.0%	13.4%	11.6%	11.4%	6.2%	7.1%	6.5%	8.2%
2007	12.7%	12.1%	13.5%	14.7%	6.8%	7.4%	6.9%	7.1%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009	11.8%	11.5%	12.6%	11.1%	6.7%	6.2%	6.9%	6.3%
2010	12.0%	11.4%	12.7%	12.9%	6.1%	5.4%	6.2%	5.8%
2011	12.0%	12.3%	12.1%	13.0%	5.7%	6.0%	6.1%	5.9%
2012	15.8%	12.3%	17.6%	15.2%	6.8%	6.3%	6.7%	6.2%
2013	11.9%	12.3%	12.4%	12.5%	5.5%	5.9%	5.7%	5.8%
2014	11.6%	12.1%	11.4%	12.2%	5.7%	5.7%	6.0%	5.8%
2015	13.0%	12.7%	12.8%	13.0%	7.0%	6.2%	6.9%	6.2%
2016	12.4%	12.5%	14.6%	13.2%	5.6%	6.0%	5.3%	5.9%
2017[6]	12.4%	12.5%	12.6%	12.6%	6.1%	6.0%	6.2%	6.1%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	12.2%	14.1%	10.6%	11.6%	11.1%	2.5%	3.0%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	12.4%	11.7%	9.6%	10.5%	6.4%	9.8%	4.4%	4.2%
1996	13.4%	13.0%	9.5%	10.6%	10.3%	9.6%	2.3%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	12.2%	9.9%	10.8%	9.4%	10.8%	3.1%	2.8%
2001	13.4%	12.3%	14.0%	16.8%	9.5%	5.7%	2.3%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	18.8%	12.4%	10.8%	11.5%	10.6%	9.7%	2.6%	2.3%
2007	12.8%	8.9%	10.9%	12.2%	10.9%	9.8%	2.5%	2.6%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009	14.4%	14.2%	13.5%	13.6%	11.8%	10.7%	3.2%	2.8%
2010	11.8%	10.1%	11.3%	11.1%	12.0%	11.3%	2.7%	3.2%
2011	11.5%	12.6%	12.6%	9.6%	12.4%	11.4%	3.5%	2.7%
2012	9.8%	11.5%	10.6%	9.9%	8.1%	8.7%	2.2%	2.3%
2013	13.4%	12.0%	11.0%	11.5%	10.9%	11.8%	3.1%	3.1%
2014	10.4%	11.5%	10.3%	11.5%	18.1%	12.7%	2.8%	3.0%
2015	11.9%	13.2%	11.2%	11.4%	10.5%	11.0%	2.8%	2.9%
2016	16.1%	12.7%	9.4%	10.0%	10.9%	10.8%	2.6%	2.7%
2017[6]	12.2%	12.3%	9.5%	10.0%	9.9%	9.1%	2.9%	2.9%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.3%	3.8%	4.4%	9.7%	8.3%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.2%	12.3%	3.5%	3.9%	8.2%	8.2%
1996	9.8%	12.5%	3.1%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	12.9%	4.0%	4.3%	9.3%	8.8%
2001	13.1%	13.3%	4.1%	4.6%	8.5%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	10.9%	12.3%	3.6%	4.1%	6.5%	7.5%
2007	11.4%	13.0%	3.8%	4.9%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009	9.6%	11.7%	3.7%	4.2%	5.8%	7.9%
2010	12.5%	14.1%	4.3%	5.1%	8.5%	9.6%
2011	11.6%	13.1%	4.2%	4.5%	8.2%	8.8%
2012	11.7%	13.6%	3.8%	5.0%	7.0%	9.0%
2013	13.1%	12.9%	4.4%	4.3%	8.6%	7.9%
2014	11.4%	13.1%	3.9%	4.4%	8.5%	8.0%
2015	12.4%	11.6%	4.1%	3.7%	7.4%	8.3%
2016	10.8%	12.9%	3.3%	4.0%	9.0%	9.8%
2017[6]	14.1%	14.1%	4.6%	4.6%	9.5%	9.9%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	13.0%	11.7%	13.0%	5.0%	6.3%	5.1%	6.5%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	12.8%	13.7%	13.1%	12.5%	6.2%	6.3%	6.3%	6.8%
1996	15.0%	13.1%	13.3%	13.6%	6.1%	6.2%	7.2%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	13.5%	13.6%	13.6%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.0%	12.2%	6.0%	6.2%	5.8%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.8%	13.4%	12.8%	11.4%	6.3%	7.1%	6.3%	8.2%
2007	12.7%	12.7%	13.5%	12.9%	6.8%	6.2%	6.9%	6.2%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009	12.2%	11.5%	12.6%	12.0%	6.0%	5.9%	5.9%	6.2%
2010	12.0%	11.4%	12.7%	12.9%	6.1%	5.4%	6.2%	5.8%
2011	12.0%	12.3%	12.1%	13.0%	6.0%	6.0%	6.1%	5.9%
2012	15.8%	12.3%	17.6%	15.2%	6.8%	6.3%	6.7%	6.2%
2013	11.9%	12.3%	12.4%	12.5%	5.5%	5.9%	5.7%	5.8%
2014	11.6%	12.1%	11.4%	12.2%	5.7%	5.7%	6.0%	5.8%
2015	13.0%	12.7%	12.8%	13.0%	7.0%	6.2%	6.9%	6.2%
2016	12.8%	12.5%	14.6%	13.2%	5.6%	6.0%	5.3%	5.9%
2017[6]	12.4%	12.5%	12.6%	12.6%	6.1%	6.0%	6.2%	6.1%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	11.1%	14.1%	10.4%	11.6%	11.4%	2.5%	2.5%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	13.3%	11.7%	10.4%	10.5%	9.5%	9.8%	2.8%	4.2%
1996	14.8%	13.0%	9.3%	10.6%	9.1%	9.6%	2.2%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	10.2%	9.9%	10.1%	9.4%	10.0%	3.1%	3.2%
2001	12.8%	12.3%	15.7%	16.8%	8.4%	5.7%	2.2%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	11.6%	12.4%	11.4%	11.5%	11.5%	9.7%	2.9%	2.3%
2007	12.8%	11.7%	10.9%	11.5%	10.9%	11.2%	2.5%	2.9%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009	13.6%	13.8%	11.6%	13.9%	11.1%	10.7%	2.8%	3.0%
2010	11.8%	10.1%	11.3%	11.1%	12.0%	11.3%	2.7%	3.2%
2011	11.5%	12.6%	12.6%	9.6%	12.4%	11.4%	3.5%	2.7%
2012	9.8%	11.5%	10.6%	9.9%	8.1%	8.7%	2.2%	2.3%
2013	13.4%	12.0%	11.0%	11.5%	10.9%	11.8%	3.1%	3.1%
2014	10.4%	11.5%	10.3%	11.5%	18.1%	12.7%	2.8%	3.0%
2015	11.9%	13.2%	11.2%	11.4%	10.5%	11.0%	2.8%	2.9%
2016	16.1%	12.7%	9.4%	10.0%	10.9%	10.8%	2.6%	2.7%
2017[6]	12.2%	12.3%	9.5%	10.0%	9.9%	9.1%	2.9%	2.9%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.1%	3.8%	4.3%	9.7%	8.6%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.5%	12.3%	4.1%	3.9%	8.9%	8.2%
1996	10.7%	12.5%	3.4%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	13.1%	4.0%	4.4%	9.3%	9.5%
2001	13.1%	13.3%	4.1%	4.6%	9.3%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	12.7%	12.3%	4.3%	4.1%	7.4%	7.5%
2007	11.4%	13.2%	3.8%	4.4%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009	11.8%	11.1%	3.9%	4.2%	8.5%	7.6%
2010	12.5%	14.1%	4.3%	5.1%	8.5%	9.6%
2011	11.6%	13.1%	4.2%	4.5%	8.2%	8.8%
2012	11.7%	13.6%	3.8%	5.0%	7.0%	9.0%
2013	13.1%	12.9%	4.4%	4.3%	8.6%	7.9%
2014	11.4%	13.1%	3.9%	4.4%	8.5%	8.0%
2015	12.4%	11.6%	4.1%	3.7%	7.4%	8.3%
2016	10.8%	12.9%	3.3%	4.0%	9.0%	9.8%
2017[6]	14.1%	14.1%	4.6%	4.6%	9.5%	9.9%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

All statistics based on data from January 18, 1989 to January 31, 2017.

VARIOUS STATISTICAL MEASURES	DBIQ Diversified Agriculture TR™[8]	DBIQ Diversified Agriculture ER™[8]	S&P Agriculture Total Return[8]
Annualized Changes to Index Level[9]	1.8%	-1.3%	-2.1%
Average rolling 3 month daily volatility[10]	11.8%	11.8%	16.7%
Sharpe Ratio[11]	-0.11	-0.11	-0.31
% of months with positive change[12]	50%	46%	46%
Average monthly positive change[13]	2.9%	2.9%	4.3%
Average monthly negative change[14]	-2.5%	-2.5%	-3.8%

ANNUALIZED INDEX LEVELS[15]	DBIQ Diversified Agriculture TR™[8]	DBIQ Diversified Agriculture ER™[8]	S&P Agriculture Total Return[8]
1 year	2.8%	2.4%	0.0%
3 year	-5.2%	-5.3%	-9.4%
5 year	-5.8%	-5.9%	-8.5%
7 year	-2.3%	-2.4%	-3.5%
10 year	-2.1%	-2.7%	-3.5%
15 year	1.4%	0.2%	-1.7%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

58

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

59

COMPARISON OF VARIOUS COMMODITIES INDICES*

(January 18, 1989 to January 31, 2017)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

The indices do not reflect any fees or expenses and do not reflect actual trading.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

60

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

* The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. “Blend ER” reflects the performance of the indexes tracked by the Fund for any given period. Blend TR is the “total return” version of the blend. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

61

COMPARISON OF ANNUAL RETURNS OF VARIOUS INDICES*

(January 18, 1989 to January 31, 2017)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

The indices do not reflect any fees or expenses and do not reflect actual trading.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

62

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

* The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. “Blend ER” reflects the performance of the indexes tracked by the Fund for any given period. Blend TR is the “total return” version of the blend. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

63

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on January 18, 1989.
6.	Closing levels as of January 31, 2017.
7.	The DBIQ Diversified Agriculture Index Excess Return™ and DBIQ Diversified Agriculture Index Total Return™ reflect the change in market value of C (Corn), S (Soybeans), W (Wheat), KW (Kansas City Wheat), and SB (Sugar), on an optimum yield basis, and CC (Cocoa), KC (Coffee), LC (Live Cattle), FC (Feeder Cattle), LH (Lean Hogs), and CT (Cotton), on a non-optimum yield basis.
8.	“DBIQ Diversified Agriculture TR™” is DBIQ Diversified Agriculture Index Total Return™. “DBIQ Diversified Agriculture ER™” is DBIQ Diversified Agriculture Index Excess Return™, which is the DBIQ Diversified Agriculture Index Total Return™ calculated on an unfunded basis. “S&P Agriculture Total Return” is the S&P GSCI Agriculture Index Total Return, which is a subcomponent of the S&P GSCI Commodity Index representing agricultural commodities.
9.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year. If the Fund’s Treasury Income, Money Market Income and T-Bill ETF Income, were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the Index and the Managing Owner expects to periodically to make distributions of the amount of such excess. If the Fund’s Treasury Income, Money Market Income and T-Bill ETF Income, do not exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to underperform the Index. The market price of the Shares is expected to track the Index closely. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of Treasury Income, Money Market Income and T-Bill Income and any distributions during the period. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs, as applicable, for margin and/or cash management purposes only.
10.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.
11.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.1%.
12.	“% of months with positive change” during the period from inception to January 31, 2017.
13.	“Average monthly positive change” during the period from inception to January 31, 2017.
14.	“Average monthly negative change” during the period from inception to January 31, 2017.
15.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).
*	Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Excess Return™. From October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

64

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

PowerShares DB Agriculture Fund (the “Fund”) is not sponsored or endorsed by Deutsche Bank AG, Deutsche Bank Securities Inc. or any subsidiary or affiliate of Deutsche Bank AG or Deutsche Bank Securities Inc. (collectively, “Deutsche Bank”). The DBIQ Diversified Agriculture Index Excess Return™ (the “DB Index”) is the exclusive property of Deutsche Bank Securities Inc. “DBIQ” is a service mark of Deutsche Bank AG and has been licensed for use for certain purposes by Deutsche Bank Securities Inc. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index makes any representation or warranty, express or implied, concerning the DB Index, the Fund or the advisability of investing in securities generally. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation to take the needs of Invesco PowerShares Capital Management LLC, the sponsor of the Fund, or its clients into consideration in determining, composing or calculating the DB Index. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index is responsible for or has participated in the determination of the timing of, prices at, quantities or valuation of the Fund. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation or liability in connection with the administration or trading of the Fund.

65

NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, WARRANTS OR GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DB INDEX OR ANY DATA INCLUDED THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY INVESCO POWERSHARES CAPITAL MANAGEMENT LLC FROM THE USE OF THE DB INDEX OR ANY DATA INCLUDED THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DB INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DEUTSCHE BANK OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX HAVE ANY LIABILITY FOR DIRECT, INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DEUTSCHE BANK AND INVESCO POWERSHARES CAPITAL MANAGEMENT LLC.

No purchaser, seller or holder of the shares of this Fund, or any other person or entity, should use or refer to any Deutsche Bank trade name, trademark or service mark to sponsor, endorse, market or promote this Fund without first contacting Deutsche Bank to determine whether Deutsche Bank’s permission is required. Under no circumstances may any person or entity claim any affiliation with Deutsche Bank without the written permission of Deutsche Bank.

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USE OF PROCEEDS

Proceeds of the offering of the Shares are used by the Fund to engage in the trading of exchange-traded futures on its Index Commodities with a view to tracking the changes, positive or negative, in the level of the Index over time, less the expenses of the operations of the Fund. The Fund holds a portfolio of futures contracts on the Index Commodities and United States Treasury Securities for deposit with the Fund’s Commodity Broker as margin and United States Treasury Securities, cash and money market mutual funds (affiliated or otherwise) on deposit with the Custodian (for cash management purposes). Additionally, the Fund gains an exposure to United States Treasury Securities with a maximum remaining maturity of up to 12 months through its holdings of T-Bill ETFs (affiliated or otherwise). Such holdings of T-Bill ETFs are also on deposit with the Custodian (for cash management purposes) and may be held by the Fund’s Commodity Broker as margin, to the extent permissible under CFTC rules. Approximately 11% of the Fund’s NAV is required to be posted as collateral with respect to its holdings of futures contracts on the Index Commodities as of January 31, 2017. Collateral requirements are initially set by the applicable futures exchanges. The Commodity Broker applies an additional collateral requirement based on a number of factors, including, but not limited to, volatility, concentration, percentage of open interest, and position size with respect to the futures contracts on the Index Commodities. For purposes of calculating the approximate percentage of the Fund’s NAV that was posted as collateral, the Fund’s aggregate assets under management reflected the sum of the Fund’s holdings of Treasury Securities, money market mutual funds, T-Bill ETFs, cash and the value of the futures contracts on the Index Commodities that have been marked to market as of January 31, 2017.

The Fund trades exchange-traded futures contracts on the commodities comprising the DBIQ Diversified Agriculture Index Excess Return™, or the Index, with a view to tracking the Index over time. The Index, which is comprised of one or more underlying commodities, or Index Commodities, is intended to reflect the agricultural sector. The Index Commodities consist of Corn, Soybeans, Wheat, Kansas City Wheat, Sugar, Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs.

To the extent that the Fund trades in futures contracts on United States exchanges, the assets deposited by the Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

To the extent, if any, that the Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the following percentages may vary substantially over time, as of the date of this Prospectus, the Fund estimates that approximately 11% of the NAV of the Fund will be required to be maintained in segregated accounts in the name of the Fund with the Commodity Broker in the form of United States Treasury bills, cash, money market mutual funds and T-Bill ETFs. Such funds are segregated pursuant to CFTC rules.

In addition, approximately 89% of the NAV of the Fund will not be required to margin positions. Such assets may be used for cash management purposes and may be maintained in United States bank accounts opened in the name of the Fund and may be held in United States Treasury Securities, money market mutual funds (affiliated or otherwise), T-Bill ETFs (affiliated or otherwise) (or other securities approved by the CFTC for investment of customer funds), and such assets will be held by the Custodian.

The Managing Owner, a registered commodity pool operator, commodity trading advisor, and swap firm, is responsible for the cash management activities of the Fund, including investing in United States Treasury Securities, United States Government Agencies issues, money market mutual funds (affiliated or otherwise) and T-Bill ETFs (affiliated or otherwise), as applicable, for cash management purposes.

In addition, assets of the Fund not required to margin positions may be used for cash management purposes and may be maintained in United States bank accounts opened in the name of the Fund and may be held in United States Treasury Securities, money market mutual funds (affiliated or otherwise), and T-Bill ETFs (affiliated or otherwise), as applicable, (or other securities approved by the CFTC for investment of customer funds) and such assets will be held by the Custodian.

The Fund receives 100% of its Treasury Income, Money Market Income and T-Bill ETF Income.

CHARGES

See “Summary — Breakeven Amounts” and “Summary — ‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of its daily NAV. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Fund may, for cash management purposes, invest in money market mutual funds and/or T-Bill ETFs that are managed by affiliates of the Managing Owner. The indirect portion of the management fee that the Fund may incur through such investments are in addition to the Management Fee paid to the Managing Owner. The Managing Owner has contractually agreed to waive the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds and/or affiliated T-Bill ETFs through June 20, 2018.

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the initial offering of the Shares were paid by DB Commodity Services LLC, referred to as either the Predecessor Managing Owner or DBCS. Expenses incurred in connection with the continuous offering of Shares from commencement of the Fund’s trading operations up to and excluding February 23, 2015 were also paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares on and after February 23, 2015 are paid by the Managing Owner. The Managing Owner aggregates the organization and offering expenses related to the Fund and other commodity and currency pools within the PowerShares DB fund suite, and allocates the costs associated to each Fund. The Managing Owner expects that, as of the date of this Prospectus, the expenses incurred in connection with the continuous offering of Shares of the PowerShares DB fund suite may be approximately 0.05% of the average of the Fund’s NAV during the life of the currently effective registration statement, provided that this amount may vary substantially depending upon the costs associated with the registration of additional shares, the total assets of the Fund, and any other related continuous offering costs.

Organization and offering expenses relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the continuous offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares; and

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.

The pro-rated amount of the original organization and offering expenses for the Fund offered pursuant to this Prospectus was approximately $520,833 and was paid by the Predecessor Managing Owner.

Brokerage Commissions and Fees

The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $7.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner estimates the brokerage commissions and fees will be approximately 0.04% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally, as determined by the Managing Owner, including, but not limited to, computer services, the fees and expenses of the Trustee, license and services fees paid to DBSI as Marketing Agent and Index Sponsor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. For the avoidance of doubt, the Fund does not reimburse the Managing Owner for the routine operational, administrative and other ordinary expenses of the Fund. The Managing Owner aggregates the routine operational, administrative and other ordinary expenses related to the Fund and other commodity and currency pools within the PowerShares DB fund suite, and allocates the costs associated to each Fund. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the PowerShares DB fund suite will be approximately 0.36% per annum of the average of the Fund’s NAV.

Non-Recurring Fees and Expenses

The Fund pays all non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Declaration), if any, of itself, as determined by the Managing Owner. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Non-recurring and unusual fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed non-recurring and unusual expenses.

Management Fee and Expenses to be Paid First out of Treasury Income, Money Market Income and/or T-Bill ETF Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of Treasury Income from the Fund’s holdings of United States Treasury Securities, Money Market Income from the Fund’s holdings of money market mutual funds (affiliated or otherwise) and T-Bill ETF Income from the Fund’s holdings of T-Bill ETFs (affiliated or otherwise), as applicable, on deposit with the Commodity Broker as margin, the Custodian, or otherwise. If the sum of the Treasury Income, the Money Market Income and the T-Bill ETF Income, as applicable, is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such Treasury Income, Money Market Income and T-Bill ETF Income, as applicable, will be paid out of income from futures trading, if any, or from sales of the Fund’s United States Treasury Securities and/or holdings in money market mutual funds and/or holdings in T-Bill ETFs. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs for margin and/or cash management purposes only.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the Financial Industry Regulatory Authority, or FINRA, Corporate Financing Department.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to Invesco Distributors, the Administrator or the Transfer Agent without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, or the Securities Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Exchange Act and regulated by FINRA, or exempt from being, or otherwise not be required to be, so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:

•

any breach by the Managing Owner, the Trust, or any of their respective agents or employees, of any provision of the Participant Agreement, including any representations, warranties and covenants by any of them or the Trust therein or in the Officers’ Certificate (as defined in the Participant Agreement);

•	any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in the Participant Agreement;

•

any failure by the Managing Owner to comply with applicable laws and regulations in connection with the Participant Agreement, except that the Managing Owner will not be required to indemnify a Managing Owner Indemnified Party (as defined in the Participant Agreement) to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Managing Owner Indemnified Parties or the negligence or willful malfeasance of any Managing Owner Indemnified Party;

•

any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, of which this Prospectus is a part of, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement;

•

any untrue statement or alleged untrue statement of a material fact contained in a Prospectus or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except those statements in this Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in such Prospectus.

As provided in the Participant Agreements, in the absence of gross negligence, bad faith or willful misconduct, neither the Managing Owner nor an Authorized Participant will be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Declaration and the form of Participant Agreement for more detail. The Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both creation and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Creation orders must be placed by 10:00 a.m., Eastern time. The day on which the Transfer Agent receives a valid creation order is the creation order date. The day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to 3 business days after the creation order date. By placing a creation order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, Baskets are issued on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the creation order date at the applicable NAV per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date. By placing a creation order, and prior to receipt of the Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Determination of Required Payment

The total payment required to create each Basket is the NAV of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the creation order date.

Because orders to purchase Baskets must be placed by 10:00 a.m., Eastern time, but the total payment required to create a Basket will not be determined until 4:00 p.m., Eastern time, on the date the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit the purchase order for the Basket. The NAV of the Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time a creation order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Creation Orders

The Managing Owner or the Transfer Agent may reject a creation order if:

•	The Managing Owner or the Transfer Agent determines that the creation order is not in proper form;

•	The Managing Owner believes that the acceptance or receipt of the creation order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any creation order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., Eastern time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. The day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to 3 business days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, by placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than the redemption order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Managing Owner to agree to a redemption order settlement date up to 3 business days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at 2:45 p.m., Eastern time, on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at 2:45 p.m., Eastern time, on the redemption order settlement date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole

Baskets received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on the redemption order settlement date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

In respect of the Fund, the Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption order settlement date, for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The Managing Owner or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

A variety of executing brokers executes futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to Morgan Stanley & Co. LLC, a Delaware limited liability company, which serves as the Fund’s clearing broker, or Commodity Broker. In its capacity as clearing broker, the Commodity Broker may execute or receive transactions executed by others and clears all of the Fund’s futures transactions and performs certain administrative and custodial services for the Fund. Morgan Stanley & Co. LLC is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

On June 1, 2011, Morgan Stanley & Co. Incorporated converted from a Delaware corporation to a Delaware limited liability company. As a result of that conversion, Morgan Stanley & Co. Incorporated is now named Morgan Stanley & Co. LLC (“MS&Co.” or the “Company”).

MS&Co. is a wholly-owned, indirect subsidiary of Morgan Stanley, a Delaware holding company. Morgan Stanley files periodic reports with the Securities and Exchange Commission as required by the Exchange Act, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning Morgan Stanley and its subsidiaries, including MS&Co. As a consolidated subsidiary of Morgan Stanley, MS&Co. does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of Morgan Stanley’s SEC 10-K filings for 2016, 2015, 2014, 2013, and 2012.

In addition to the matters described in those filings, in the normal course of business, each of Morgan Stanley and MS&Co. has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution.

Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of Morgan Stanley and MS&Co. is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley and MS&Co.

MS&Co. is a Delaware limited liability company with its main business office located at 1585 Broadway, New York, New York 10036. Among other registrations and memberships, MS&Co. is registered as a futures commission merchant and is a member of the National Futures Association.

Regulatory and Governmental Matters.

In the normal course of business, Morgan Stanley receives subpoenas and requests for information from certain federal and state regulatory and governmental entities, including among others various members of the RMBS Working Group of the Financial Fraud Enforcement Task Force, such as the United States Department of Justice, Civil Division and several state Attorney General’s Offices, concerning the origination, financing, purchase, securitization and servicing of subprime and non-subprime residential mortgages and related matters such as residential mortgage backed securities (“RMBS”), collateralized debt obligations (“CDOs”), structured investment vehicles (“SIVs”) and credit default swaps backed by or referencing mortgage pass-through certificates. These matters, some of which are in advanced stages, include, but are not limited to, investigations related to MS&Co.’s due diligence on the loans that it purchased for securitization, MS&Co.’s communications with ratings agencies, MS&Co.’s disclosures to investors, and MS&Co.’s handling of servicing and foreclosure related issues.

On February 25, 2015, MS&Co. reached an agreement in principle with the United States Department of Justice, Civil Division and the United States Attorney’s Office for the Northern District of California, Civil Division (collectively, the “Civil Division”) to pay $2.6 billion to resolve certain claims that the Civil Division indicated it intended to bring against MS&Co. That settlement was finalized on February 10, 2016.

On April 1, 2016, the California Attorney General’s Office filed an action against MS&Co. and certain affiliates in California state court styled California v. Morgan Stanley, et al., on behalf of California investors, including the California Public Employees’ Retirement System and the California Teachers’ Retirement System. The complaint alleges that MS&Co. made misrepresentations and omissions regarding residential mortgage-backed securities and notes issued by the Cheyne SIV, and asserts violations of the California False Claims Act and other state laws and seeks treble damages, civil penalties, disgorgement, and injunctive relief.

In October 2014, the Illinois Attorney General’s Office (“ILAG”) sent a letter to MS&Co. alleging that MS&Co. knowingly made misrepresentations related to RMBS purchased by certain pension funds affiliated with the State of Illinois and demanding that MS&Co. pay ILAG approximately $88 million. MS&Co. and ILAG reached an agreement to resolve the matter on February 10, 2016.

On January 13, 2015, the New York Attorney General’s Office (“NYAG”), which is also a member of the RMBS Working Group, indicated that it intends to file a lawsuit related to approximately 30 subprime securitizations sponsored by MS&Co. NYAG indicated that the lawsuit would allege that MS&Co. misrepresented or omitted material information related to the due diligence, underwriting and valuation of the loans in the securitizations and the properties securing them and indicated that its lawsuit would be brought under the Martin Act. MS&Co. and NYAG reached an agreement to resolve the matter on February 10, 2016.

On June 5, 2012, MS&Co. consented to and became the subject of an Order Instituting Proceedings Pursuant to Sections 6(c) and 6(d) of the Commodity Exchange Act, as amended, Making Findings and Imposing Remedial Sanctions by The Commodity Futures Trading Commission (CFTC) to resolve allegations related to the failure of a salesperson to comply with exchange rules that prohibit off-exchange futures transactions unless there is an Exchange for Related Position (EFRP). Specifically, the CFTC found that from April 2008 through October 2009, MS&Co. violated Section 4c(a) of the Commodity Exchange Act and Commission Regulation 1.38 by executing, processing and reporting numerous off-exchange futures trades to the Chicago Mercantile Exchange (CME) and Chicago Board of Trade (CBOT) as EFRPs in violation of CME and CBOT rules because those trades lacked the corresponding and related cash, OTC swap, OTC option, or other OTC derivative position. In addition, the CFTC found that MS&Co. violated CFTC Regulation 166.3 by failing to supervise the handling of the trades at issue and failing to have adequate policies and procedures designed to detect and deter the violations of the Act and Regulations. Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, MS&Co. accepted and consented to entry of findings and the imposition of a cease and desist order, a fine of $5,000,000, and undertakings related to public statements, cooperation and payment of the fine. MS&Co. entered into corresponding and related settlements with the CME and CBOT in which the CME found that MS&Co. violated CME Rules 432.Q and 538 and fined MS&Co. $750,000 and CBOT found that MS&Co. violated CBOT Rules 432.Q and 538 and fined MS&Co. $1,000,000.

On July 23, 2014, the U.S. Securities and Exchange Commission (“SEC”) approved a settlement by MS&Co. and certain affiliates to resolve an investigation related to certain subprime RMBS transactions sponsored and underwritten by those entities in 2007. Pursuant to the settlement, MS&Co. and certain affiliates were charged with violating Sections 17(a)(2) and 17(a)(3) of the Securities Act, agreed to pay disgorgement and penalties in an amount of $275 million and neither admitted nor denied the SEC’s findings.

On April 21, 2015, the Chicago Board Options Exchange, Incorporated (CBOE) and the CBOE Futures Exchange, LLC (CFE) filed statements of charges against MS&Co. in connection with trading by one of MS&Co.’s former traders of EEM options contracts that allegedly disrupted the final settlement price of the November 2012 VXEM futures. CBOE alleged that MS&Co. violated CBOE Rules 4.1, 4.2 and 4.7, Sections 9(a) and 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder. CFE alleged that MS&Co. violated CFE Rules 608, 609 and 620. Both matters are ongoing.

On June 18, 2015, MS&Co. entered into a settlement with the SEC and paid a fine of $500,000 as part of the MCDC Initiative to resolve allegations that MS&Co. failed to form a reasonable basis through adequate due diligence for believing the truthfulness of the assertions by issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule

15c2-12 in connection with offerings in which MS&Co. acted as senior or sole underwriter.

On August 6, 2015, MS&Co. consented to and became the subject of an order by the CFTC to resolve allegations that MS&Co. violated CFTC Regulation 22.9(a) by failing to hold sufficient US Dollars in cleared swap segregated accounts in the United States to meet all US Dollar obligations to cleared swaps customers. Specifically, the CFTC found that while MS&Co. at all times held sufficient funds in segregation to cover its obligations to its customers, on certain days during 2013 and 2014, it held currencies, such as euros, instead of US dollars, to meet its US dollar obligations. In addition, the CFTC found that MS&Co. violated Regulation 166.3 by failing to have in place adequate procedures to ensure that it complied with Regulation 22.9(a). Without admitting or denying the findings or conclusions and without adjudication of any issue of law or fact, MS&Co. accepted and consented to the entry of findings, the imposition of a cease and desist order, a civil monetary penalty of $300,000, and undertakings related to public statements, cooperation, and payment of the monetary penalty.

Civil Litigation

On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint against MS&Co. and another defendant in the Superior Court of the State of Washington, styled Federal Home Loan Bank of Seattle v. Morgan Stanley & Co. Inc., et al. The amended complaint, filed on September 28, 2010, alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by MS&Co. was approximately $233 million. The complaint raises claims under the Washington State Securities Act and seeks, among other things, to rescind the plaintiff’s purchase of such certificates By orders dated June 23, 2011 and July 18, 2011, the court denied defendants’ omnibus motion to dismiss plaintiff’s amended complaint and on August 15, 2011, the court denied MS&Co.’s individual motion to dismiss the amended complaint. On March 7, 2013, the court granted defendants’ motion to strike plaintiff’s demand for a jury trial. The defendants’ joint motions for partial summary judgment were denied on November 9, 2015. At March 25, 2016, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $45 million, and the certificates had not yet incurred actual losses. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $45 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint against MS&Co. and other defendants in the Superior Court of the State of California styled Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al. An amended complaint, filed on June 10, 2010, alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by MS&Co. was approximately $276 million. The complaint raises claims under both the federal securities laws and California law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On August 11, 2011, plaintiff’s federal securities law claims were dismissed with prejudice. On February 9, 2012, defendants’ demurrers with respect to all other claims were overruled. On December 20, 2013, plaintiff’s negligent misrepresentation claims were dismissed with prejudice. At March 25, 2016, the current unpaid balance of the mortgage pass-through certificates at issue in these cases was approximately $56 million, and the certificates had incurred actual losses of approximately $1 million. Based on currently available information, MS&Co. believes it could incur a loss for this action up to the difference between the $56 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., or upon sale, plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against MS&Co., styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., which is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY”). The complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that MS&Co. misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that MS&Co. knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On February 28, 2011, the court denied MS&Co.’s motion to dismiss the complaint. Based on currently available information, MS&Co. believes it could incur a loss of up to approximately $240 million plus pre- and post-judgment interest, fees and costs.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against MS&Co. and other defendants in the Circuit Court of the State of Illinois, styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. A corrected amended complaint was filed on April 8, 2011. The corrected amended complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans and asserts claims under Illinois law. The total amount of certificates allegedly sold to plaintiff by MS&Co. at issue in the action was approximately $203 million. The complaint seeks, among other things, to rescind the plaintiff’s purchase of such certificates. The defendants filed a motion to dismiss the corrected amended complaint on May 27, 2011, which was denied on September 19, 2012. On December 13, 2013, the court entered an order dismissing all claims related to one of the securitizations at issue. After that dismissal, the remaining amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $78 million. At March 25, 2016, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $50 million, and the certificates had not yet incurred actual losses. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $50 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against MS&Co. and other defendants in the Superior Court of the Commonwealth of Massachusetts styled Federal Home Loan Bank of Boston v. Ally Financial, Inc. F/K/A GMAC LLC et al. An amended complaint was filed on June 29, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $385 million. The amended complaint raises claims under the Massachusetts Uniform Securities Act, the Massachusetts Consumer Protection Act and common law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On May 26, 2011, defendants removed the case to the United States District Court for the District of Massachusetts. The defendants’ motions to dismiss the amended complaint were granted in part and denied in part on September 30, 2013. On November 25, 2013, July 16, 2014, and May 19, 2015, respectively, the plaintiff voluntarily dismissed its claims against MS&Co. with respect to three of the securitizations at issue. After these voluntary dismissals, the remaining amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $332 million. At March 25, 2016, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $54 million, and the certificates had not yet incurred actual losses. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $54 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., or upon sale, plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On May 3, 2013, plaintiffs in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. filed a complaint against MS&Co., certain affiliates, and other defendants in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiff currently at issue in this action was approximately $644 million. The complaint alleges causes of action against MS&Co. for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On June 10, 2014, the court granted in part and denied in part MS&Co.’s motion to dismiss the complaint. MS&Co. perfected its appeal from that decision on June 12, 2015. At March 25, 2016, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $263 million, and the certificates had incurred actual losses of approximately $84 million. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $263 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., or upon sale, plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses.

On May 17, 2013, plaintiff in IKB International S.A. in Liquidation, et al. v. Morgan Stanley, et al. filed a complaint against MS&Co. and certain affiliates in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiff was approximately $132 million. The complaint alleges causes of action against MS&Co. for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On October 29, 2014, the court granted in part and denied in part MS&Co.’s motion to dismiss. All claims regarding four certificates were dismissed. After these dismissals, the remaining amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $116 million. On August 26, 2015, MS&Co. perfected its appeal from the court’s October 29, 2014 decision. At March 25, 2016, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $28 million, and the certificates had incurred actual losses of $58 million. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $28 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., or upon sale, plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

Settled Civil Litigation

On August 25, 2008, MS&Co. and two ratings agencies were named as defendants in a purported class action related to securities issued by a structured investment vehicle called Cheyne Finance PLC and Cheyne Finance LLC (together, the “Cheyne SIV”). The case was styled Abu Dhabi Commercial Bank, et al. v. Morgan Stanley & Co. Inc., et al. The complaint alleged, among other things, that the ratings assigned to the securities issued by the Cheyne SIV were false and misleading, including because the ratings did not accurately reflect the risks associated with the subprime residential mortgage backed securities held by the Cheyne SIV. The plaintiffs asserted allegations of aiding and abetting fraud and negligent misrepresentation relating to approximately $852 million of securities issued by the Cheyne SIV. On April 24, 2013, the parties reached an agreement to settle the case, and on April 26, 2013, the court dismissed the action with prejudice.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint against MS&Co. and other defendants in the Superior Court of the State of California styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al. An amended complaint filed on June 10, 2010 alleged that defendants made untrue statements and material omissions in connection with the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by MS&Co. was approximately $704 million. The complaint raised claims under both the federal securities laws and California law and sought, among other things, to rescind the plaintiff’s purchase of such certificates. On January 26, 2015, as a result of a settlement with certain other defendants, the plaintiff requested and the court subsequently entered a dismissal with prejudice of certain of the plaintiff’s claims, including all remaining claims against MS&Co.

On July 9, 2010 and February 11, 2011, Cambridge Place Investment Management Inc. filed two separate complaints against MS&Co. and/or its affiliates and other defendants in the Superior Court of the Commonwealth of Massachusetts, both styled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. The complaints asserted claims on behalf of certain clients of plaintiff’s affiliates and allege that defendants made untrue statements and material omissions in the sale of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co. and/or its affiliates or sold to plaintiff’s affiliates’ clients by MS&Co. and/or its affiliates in the two matters was approximately $263 million. On February 11, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

On October 25, 2010, MS&Co., certain affiliates and Pinnacle Performance Limited, a special purpose vehicle (“SPV”), were named as defendants in a purported class action in the United States District Court for the Southern District of New York (“SDNY”), styled Ge Dandong, et al. v. Pinnacle Performance Ltd., et al. On January 31, 2014, the plaintiffs in the action, which related to securities issued by the SPV in Singapore, filed a second amended complaint, which asserted common law claims of fraud, aiding and abetting fraud, fraudulent inducement, aiding and abetting fraudulent inducement, and breach of the implied covenant of good faith and fair dealing. On July 17, 2014, the parties reached an agreement to settle the litigation, which received final court approval on July 2, 2015.

On July 5, 2011, Allstate Insurance Company and certain of its affiliated entities filed a complaint against MS&Co. in the Supreme Court of NY, styled Allstate Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on September 9, 2011, and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued and/or sold to the plaintiffs by MS&Co. was approximately $104 million. The complaint raised common law claims of fraud, fraudulent inducement, aiding and abetting fraud, and negligent misrepresentation and seeks, among other things, compensatory and/or recessionary damages associated with the plaintiffs’ purchases of such certificates. On March 15, 2013, the court denied in substantial part the defendants’ motion to dismiss the amended complaint, which order MS&Co. appealed on April 11, 2013. On May 3, 2013, MS&Co. filed its answer to the amended complaint. On January 16, 2015, the parties reached an agreement to settle the litigation.

On July 18, 2011, the Western and Southern Life Insurance Company and certain affiliated companies filed a complaint against MS&Co. and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance Company, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by MS&Co. was approximately $153 million. On June 8, 2015, the parties reached an agreement to settle the litigation.

On September 2, 2011, the Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae and Freddie Mac, filed 17 complaints against numerous financial services companies, including MS&Co. and certain affiliates. A complaint against MS&Co. and certain affiliates and other defendants was filed in the Supreme Court of NY, styled Federal Housing Finance Agency, as Conservator v. Morgan Stanley et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to Fannie Mae and Freddie Mac of residential mortgage pass-through certificates with an original unpaid balance of approximately $11 billion. The complaint raised claims under federal and state securities laws and common law and seeks, among other things, rescission and compensatory and punitive damages. On February 7, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

On April 25, 2012, Metropolitan Life Insurance Company and certain affiliates filed a complaint against MS&Co. and certain affiliates in the Supreme Court of NY, styled Metropolitan Life Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on June 29, 2012, and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten, and/or sold by MS&Co. was approximately $758 million. The amended complaint raised common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, rescission, compensatory, and/or rescissionary damages, as well as punitive damages, associated with the plaintiffs’ purchases of such certificates. On April 11, 2014, the parties entered into a settlement agreement.

On April 25, 2012, The Prudential Insurance Company of America and certain affiliates filed a complaint against MS&Co. and certain affiliates in the Superior Court of the State of New Jersey, styled The Prudential Insurance Company of America, et al. v. Morgan Stanley, et al. On October 16, 2012, plaintiffs filed an amended complaint. The amended complaint alleged that defendants made untrue statements and material omissions in connection with the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. was approximately $1.073 billion. The amended complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud, fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On January 8, 2016, the parties reached an agreement to settle the litigation.

In re Morgan Stanley Mortgage Pass-Through Certificates Litigation, which had been pending in the SDNY, was a putative class action involving allegations that, among other things, the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates in 2006 and 2007 contained false and misleading information concerning the pools of residential loans that backed these securitizations. On December 18, 2014, the parties’ agreement to settle the litigation received final court approval, and on December 19, 2014, the court entered an order dismissing the action.

On November 4, 2011, the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Franklin Bank S.S.B, filed two complaints against MS&Co. in the District Court of the State of Texas. Each was styled Federal Deposit Insurance

Corporation as Receiver for Franklin Bank, S.S.B v. Morgan Stanley & Company LLC F/K/A Morgan Stanley & Co. Inc. and alleged that MS&Co. made untrue statements and material omissions in connection with the sale to plaintiff of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly underwritten and sold to plaintiff by MS&Co. in these cases was approximately $67 million and $35 million, respectively. On July 2, 2015, the parties reached an agreement to settle the litigation.

On February 14, 2013, Bank Hapoalim B.M. filed a complaint against MS&Co. and certain affiliates in the Supreme Court of NY, styled Bank Hapoalim B.M. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiff was approximately $141 million. On July 28, 2015, the parties reached an agreement to settle the litigation, and on August 12, 2015, the plaintiff filed a stipulation of discontinuance with prejudice.

On September 23, 2013, the plaintiff in National Credit Union Administration Board v. Morgan Stanley & Co. Inc., et al. filed a complaint against MS&Co. and certain affiliates in the SDNY. The complaint alleged that defendants made untrue statements of material fact or omitted to state material facts in the sale to the plaintiff of certain mortgage pass-through certificates issued by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiffs in the matter was approximately $417 million. The complaint alleged violations of federal and various state securities laws and sought, among other things, rescissionary and compensatory damages. On November 23, 2015, the parties reached an agreement to settle the matter.

On September 16, 2014, the Virginia Attorney General’s Office filed a civil lawsuit, styled Commonwealth of Virginia ex rel. Integra REC LLC v. Barclays Capital Inc., et al., against MS&Co. and several other defendants in the Circuit Court of the City of Richmond related to RMBS. The lawsuit alleged that MS&Co. and the other defendants knowingly made misrepresentations and omissions related to the loans backing RMBS purchased by the Virginia Retirement System. The complaint asserts claims under the Virginia Fraud Against Taxpayers Act, as well as common law claims of actual and constructive fraud, and seeks, among other things, treble damages and civil penalties. On January 6, 2016, the parties reached an agreement to settle the litigation. An order dismissing the action with prejudice was entered on January 28, 2016.

Additional or replacement Commodity Brokers may be appointed in respect of the Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, certain of the professional staff of the Managing Owner may also service other affiliates of the Managing Owner and their respective clients. The Managing Owner may, from time-to-time, have conflicting demands in respect of its obligations to the Fund and to other commodity pools and accounts. It is possible that current or future pools that the Managing Owner may become involved with may generate larger fees, resulting in increased payments to employees. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

The Managing Owner has a conflict of interest in the selection of affiliated money market mutual funds and/or T-Bill ETFs in which the Fund may invest a portion of its cash for cash management purposes. The Managing Owner may choose to invest a portion of the Fund’s cash in an affiliated money market mutual fund and/or T-Bill ETF despite the fact that non-affiliated money market mutual funds or T-Bill ETFs may pay a higher dividend and/or make a bigger distribution of capital gains.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

Invesco Distributors

Because the Managing Owner and Invesco Distributors are affiliates, the Managing Owner has a disincentive to replace Invesco Distributors. Furthermore, the Managing Owner did not conduct an arm’s length negotiation with respect to Invesco Distributors.

The Commodity Broker

Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from the Fund for serving as the Fund’s commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. Customers of the Commodity Broker who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Deutsche Bank Securities Inc., which serves as the Fund’s Index Sponsor and Marketing Agent, also serves as an executing commodity broker. Therefore, Deutsche Bank Securities Inc., in its capacity as an executing commodity broker, is also subject a number of the same conflicts that are described above with respect to the Commodity Broker.

The Index Sponsor and the Marketing Agent

Deutsche Bank Securities Inc., in its capacity as the Fund’s Index Sponsor and Marketing Agent, has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures. Additionally, certain of the professional staff of Deutsche Bank Securities Inc. may also service other affiliates of Deutsche Bank Securities Inc. and their respective clients. Deutsche Bank Securities Inc., in its capacity as the Fund’s Index Sponsor and Marketing Agent may, from time-to-time, have conflicting demands in respect of its obligations to the Fund and to other clients. It is possible that current or future pools that Deutsche Bank Securities Inc. may become involved with in its capacity as the Fund’s Index Sponsor and Marketing

Agent may generate larger fees, resulting in possibly increased payments to employees.

Proprietary Trading/Other Clients

The Managing Owner will not trade proprietary accounts.

Because the principals of the Managing Owner may trade for their own proprietary accounts (subject to certain internal Invesco Ltd. employee trading policies and procedures) at the same time that they are managing the account of the Fund, prospective investors should be aware that the activities of the principals of the Managing Owner, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite to those held by the Fund, may trade ahead of the Fund, may compete with the Fund for positions in the marketplace and may give preferential treatment to these proprietary accounts. Records of the Managing Owner principals’ personal trading accounts will not be available for inspection by Shareholders.

The Commodity Broker, its principals and its affiliates may trade in the commodity and foreign exchange markets for their proprietary accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund, may trade ahead of the Fund, may compete with the Fund for positions in the marketplace and may give preferential treatment to these proprietary and non-proprietary accounts. Such trading may create conflicts of interest in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

DESCRIPTION OF THE SHARES; THE FUND; CERTAIN MATERIAL TERMS OF THE TRUST DECLARATION

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the material terms of the Trust Declaration. Prospective investors should carefully review the Form of Trust Declaration filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Declaration.

Description of the Shares

The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares are listed on the NYSE Arca under the symbol “DBA.”

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 200,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

Principal Office; Location of Records

The Trust was organized under the Delaware Statutory Trust Act in seven separate series as a Delaware statutory trust rather than as separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization. As of the date of this Prospectus, the Trust consists of the following seven series — PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund. This Prospectus is for the Fund only and not for the first 6 funds listed in the prior sentence, or the Sectors Funds. The Sectors Funds, which are series of the Trust, are not being offered by this Prospectus. Information regarding both the Fund and the Sectors Funds (and any other additional series of the Trust, as applicable) is available at http://www.invescopowershares.com. The Trust is managed by the Managing Owner, whose office is located at 3500 Lacey Road, Suite 700, Downers Grove, IL 60515, telephone: (800) 983-0903.

The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173, telephone number (800) 983-0903; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500. All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Commodity Brokers) are maintained at the Fund’s principal office, c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515; telephone number (800) 983-0903.

The books and records of the Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of the Fund during regular business hours as provided in the Trust Declaration. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Fund

Solely for the purposes of this sub-section, the term “Fund” or “Funds” refers to all the series of the Trust (including the DBA Fund). The term “DBA Fund” refers to the series that is offered pursuant to this Prospectus. The term “Non-DBA Funds” refers to all the remaining series of the Trust, excluding the DBA Fund.

The Trust was formed and is operated in a manner such that the Funds are liable only for obligations attributable to the applicable Funds and the Shareholders are not subject to the losses or liabilities of any of the other Funds. For example, if any creditor or Shareholder in a Non-DBA Fund asserted against the DBA Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder of the Non-DBA Fund would only be able to recover money from that particular Non-DBA Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Non-DBA Fund are enforceable only against the assets of that Non-DBA Fund and not against the DBA Fund or any other Non-DBA Fund or the Trust generally or any of their respective assets. The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to such Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in such Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to all series of the Trust, including those that are not being offered through this Prospectus.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, any Fund or the Managing Owner on behalf of the Trust or any Fund has acknowledged and consented in writing to the Inter-Series Limitation on Liability with respect to such party’s Claims.

No special custody arrangements are applicable to any Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over any Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust, and each Fund to the Managing Owner.

Although Shares in the DBA Fund need not carry any voting rights, the Trust Declaration gives Shareholders of the DBA Fund voting rights in respect of the business and affairs of the DBA Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust and the Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Declaration.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Declaration.

The Trustee serves as the sole trustee of the Trust in the State of Delaware. The Trustee accepts service of legal process on the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Declaration provides that the Trustee is compensated by the Fund, as appropriate, and is indemnified by the Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, as appropriate, or the performance of its duties pursuant to the Trust Declaration, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Declaration.

Under the Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Trust Declaration. In the course of its management of the business and affairs of the Fund and the Trust, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or the Trust, as appropriate.

Because the Trustee has delegated substantially all of its authority over the operation of the Fund and the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

Performance information with respect to the offered pool starts on page 36.

The Managing Owner

Background and Principals

Invesco PowerShares Capital Management LLC, a Delaware limited liability company, is the Managing Owner of the Trust and the Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Trust and the Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator since January 1, 2013, commodity trading advisor since October 1, 2014 and a swap firm since September 8, 2015 and has been a member of the NFA since January 1, 2013. Its principal place of business is 3500 Lacey Road, Downers Grove, Illinois 60515, telephone number (800) 983-0903. The Managing Owner is an affiliate of Invesco Ltd. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust or the Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

After consideration of the exchange-traded fund, or ETF, market generally and its goals specifically, DB Commodity Services LLC, referred to as either DBCS or the Predecessor Managing Owner, made the determination that it would be in DBCS’ best interest to cease managing products in the U.S.

commodities ETF space. After consideration of the ETF market generally and its goals specifically, the Managing Owner made the determination that it wanted to expand its presence in the U.S. commodities ETF space by becoming the new managing owner of the Fund. The Managing Owner also intends to launch other commodities-based ETF products in the U.S. in order to respond to developments in the market and investor preferences. The change of managing owner was effected by DBCS selling and transferring to the Managing Owner the general units of the Fund owned by DBCS, and by the substitution of the Managing Owner for DBCS as managing owner of the Trust and the Fund, which became effective as of February 23, 2015.

Principals

The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity
Daniel Draper	Chief Executive Officer, Board of Managers

Peter Hubbard	Vice President and Director of Portfolio Management

David Warren	Chief Administrative Officer, Board of Managers

Annette Lege	Principal

Steven Hill	Principal Financial and Accounting Officer, Investment Pools

Adam Henkel	Chief Compliance Officer

John Zerr	Board of Managers

Invesco North American Holdings Inc. is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Managers. The Board of Managers is composed of Messrs. Draper, Warren and Zerr.

The Managing Owner has designated Mr. Hubbard as the trading principal of the Fund.

Daniel Draper (47) has been Chief Executive Officer of the Managing Owner since March 24, 2016. In this role, he has general oversight responsibilities for all of the Managing Owner’s business. Mr. Draper has been a Member of the Board of Managers of the Managing Owner since September 2013. In this role he is responsible for the management of the Managing Owner’s exchange traded fund business with direct functional reporting responsibilities for the Managing Owner’s portfolio management, products, marketing and capital markets teams. In such capacity, Mr. Draper also is responsible for managing the operations of the Invesco Funds. Previously, Mr. Draper was the Global Head of Exchange Traded Funds for Credit Suisse Asset Management, or Credit Suisse, based in London from March 2010 until June 2013, followed by a three month non-compete period pursuant to his employment terms with Credit Suisse. Credit Suisse is an asset management business of Credit Suisse Group, a financial services company. From January 2007 to March 2010, he was the Global Head of Exchange Traded Funds for Lyxor Asset Management in London, an investment management business unit of Societe Generale Corporate & Investment Banking. Mr. Draper was previously registered as a Significant Influence Functions (SIF) person with the UK’s Financial Conduct Authority. He withdrew this status on June 30, 2013 when he left Credit Suisse. Mr. Draper received his MBA from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and his BA from the College of William and Mary in Virginia. Mr. Draper is currently registered with FINRA and holds the Series 7, 24 and 63 registrations. Mr. Draper was listed as a principal of the Managing Owner on December 16, 2013.

Peter Hubbard (35) joined the Managing Owner in May 2005 as a portfolio manager and has been Vice President, Director of Portfolio Management since September 2012. In his role, Mr. Hubbard manages a team of 8 portfolio managers. His responsibilities include facilitating all portfolio management processes associated with more than 150 equity and fixed income Invesco Funds listed in the United States, Canada and Europe. He is a graduate of Wheaton College with a B.A. degree in Business & Economics. Mr. Hubbard was listed as a principal and registered as an associated person of the Managing Owner on November 15, 2012 and January 1, 2013, respectively. Mr. Hubbard was registered as a swap associated person of the Managing Owner effective as of September 8, 2015.

David Warren (59) is Chief Administrative Officer, Americas, for Invesco Ltd., a global investment management company affiliated with the Managing Owner. He was appointed to this position in January 2007, and also holds the roles of Director, Executive Vice President and Chief Financial Officer of Invesco Canada Ltd., a Canadian investment management subsidiary of Invesco Ltd., since January 2009. He has been a Member of the Board of Managers and Chief Administrative Officer of the Managing Owner since January 2010, as well. In these capacities, Mr. Warren is responsible for general management support, in addition to executing on various strategic initiatives and overseeing the risk management framework for the business units operating within the Americas division of Invesco Ltd. He obtained a Bachelor’s Degree in Commerce from the University of Toronto as both a CA and CPA, and is a member of the Chartered Professional Accountants of Canada. Mr. Warren was listed as a principal of the Managing Owner on November 21, 2012.

Annette Lege (47) has been a Chief Accounting Officer and Head of Finance and Corporate Services (“FCS”) Business Services for Invesco Ltd. since March 2017. In this role, she is responsible for all aspects of Corporate Accounting including group financial reporting, internal controls and group accounting policies. Ms Lege also manages Invesco’s Finance operations and shared service centres and has held this role since September 2015. Previously, Ms. Lege was Head of FCS Transformation Office from October 2013 through September 2015, with responsibility for business transformation initiatives taking place across FCS at Invesco. Before assuming that role in October 2013, Ms. Lege held the position of North American Corporate Controller at Invesco from March 2007 to October 2013. Ms. Lege is also a Certified Public Accountant, is licensed by FINRA as a Financial Operations Principal, and is a member of the Texas State Board of Public Accountants. Ms. Lege earned a BBA in accounting from the University of Houston. As of March 1, 2017 her listing as principal of the Managing Owner and Invesco Advisers, Inc. with the NFA was pending.

Adam Henkel (36) has been Chief Compliance Officer of the Managing Owner since March 2017. In his role as Chief Compliance Officer, he is responsible for all aspects of regulatory compliance for the Managing Owner. Previously, from November 2013 to March 2017, he served as senior counsel to the Managing Owner, a role in which he had responsibility for the registration and listing of exchange-traded funds, providing support to fund boards of trustees and providing day-to-day support to the Managing Owner on general legal and regulatory matters. From August 2010 to November 2013, he was assistant vice president of U.S. Bancorp Fund Services, LLC, an third-party provider of investment management administration, accounting, distribution, custody and legal/compliance services. Mr. Henkel earned a BS from Northwestern University and a JD from Northwestern University

School of Law. As of March 1, 2017 his listing as principal of the Managing Owner with the NFA was pending.

Steven Hill (52) has been Principal Financial and Accounting Officer, Investment Pools for the Managing Owner since December 2012, and was Head of Global ETF Operations from September 2011 to December 2012. As Principal Financial and Accounting Officer, Investment Pools, he has financial and administrative oversight responsibilities for, and serves as Principal Financial Officer of, the Invesco Funds, including the Fund. As Head of Global ETF Operations he had management responsibilities with regard to the general operations of the Managing Owner. From October 2010 to August 2011, he was Senior Managing Director and Chief Financial Officer of Destra Capital Management LLC and its subsidiaries, or Destra, an asset management firm, and was responsible for managing financial and administrative activities as well as financial reporting for Destra and investment funds sponsored by Destra. Previously, he was Senior Managing Director of Claymore Securities, Inc., or Claymore, from December 2003 to October 2010, and was responsible for managing financial and administrative oversight for investment funds sponsored by Claymore. Claymore, now known as Guggenheim Funds Distributors, Inc., is a registered broker-dealer that distributes investment funds. Mr. Hill earned a BS in Accounting from North Central College, Naperville, IL. Mr. Hill was listed as a principal of the Managing Owner on February 12, 2015.

John Zerr (54) has been a Member of the Board of Managers of the Managing Owner since September 2006. Mr. Zerr is also Managing Director and General Counsel – US Retail of Invesco Management Group, Inc., a registered investment adviser affiliated with the Managing Owner, since March 2006, where he is responsible for overseeing the US Retail Legal Department for Invesco Ltd. and its affiliated companies. Mr. Zerr has also been a Senior Vice President and Secretary of IDI since March 2006 and June 2006, respectively. He also served as a Director of that entity until February 2010. Mr. Zerr has served as Senior Vice President of Invesco Advisers, Inc., a registered investment adviser affiliated with the Managing Owner, since December 2009. Mr. Zerr serves as a Director, Vice President and Secretary of Invesco Investment Services, Inc., a registered transfer agency since May 2007. Mr. Zerr has served as Director, Senior Vice President, General Counsel and Secretary of a number of other Invesco Ltd. wholly-owned subsidiaries which service or serviced portions of Invesco Ltd.’s US Retail business since May 2007 and since June 2010 with respect to certain Van Kampen entities engaged in the asset management business that were acquired by Invesco Ltd. from Morgan Stanley. In each of the foregoing positions Mr. Zerr is responsible for overseeing legal operations. In such capacity, Mr. Zerr also is responsible for overseeing the legal activities of the Invesco Funds. Mr. Zerr earned a BA degree in economics from Ursinus College. He graduated cum laude with a J.D. from Temple University School of Law. Mr. Zerr was listed as a principal of the Managing Owner on December 6, 2012.

Invesco North American Holdings Inc, which is a wholly owned, indirect subsidiary of Invesco Ltd., has been a principal of the Managing Owner since October, 2006.

Fiduciary and Regulatory Duties of the Managing Owner

As managing owner of the Trust and the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Trust Declaration is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust and the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust and the Fund, as set forth herein and in the Trust Declaration (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declaration provides that Covered Persons (which means the Managing Owner and its affiliates) will have no liability to the Trust, the Fund or to any Shareholder, or other Covered Person or other person, for any loss suffered by the Trust or the Fund arising out of any action or inaction of the Covered Person if the Covered Person, in good faith, determined that such course of conduct was in the best interests of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct by the Covered Person.

Each Covered Person will be indemnified by the Trust (or, as provided in the Trust Declaration, any

Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) to the fullest extent permitted by law against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund, except with respect to any matter as to which such Covered Person will have been finally adjudicated in any action, suit, or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Fund and except that no Covered Person will be indemnified against any liability to the Fund or to the limited owners by reason of willful misconduct or gross negligence of such Covered Person. Any such indemnification will only be recoverable from the applicable Fund in the manner as provided in the Trust Declaration.

Under Delaware law, a beneficial owner of a business trust (such as a Shareholder) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Trust and the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

As of the date of this Prospectus, the Managing Owner and the principals of the Managing Owner own less than 1% of the Shares.

Management; Voting by Shareholders; Negative Consent

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Trust or the Fund. Shareholders, voting together as a single series, may, however, remove and replace the Managing Owner as the managing owner of the Trust and the Fund, and may amend the Trust Declaration, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Trust and the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’

voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general interests in the Fund of the Trust, are non-voting.

Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. The written consents will be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust, the Fund or any Shareholder, as contemplated by the Trust Declaration, is solicited by the Managing Owner, the solicitation will be effected by notice to each Shareholder given in the manner provided by the Trust Declaration.

The Trust Declaration permits the approval of actions through the negative consent of Shareholders. As provided by Section 11.3 of the Trust Declaration, the vote or consent of each Shareholder so solicited will be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in the Trust Declaration and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. Because Section 11.3 of the Trust Declaration provides for negative consent (e.g., that Shareholders are deemed to have consented unless they timely object), your consent will be deemed conclusively to have been granted with respect to any matter for which the Managing Owner may solicit your consent unless you express written objection in the manner required by the Trust Declaration and your written objection is actually received by the Trust within twenty (20) days after the notice of solicitation is effected. This means that not responding to the vote or consent solicitation would have the same effect as responding with your affirmative written consent. For example, in the context of a consent solicitation to change the managing owner or any other action, your lack of a response will have the same effect as if you had provided your affirmative written consent for the proposed action.

The Managing Owner and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provision and will be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on this deemed vote or consent of one or more Shareholders will not be void or voidable by reason of timely communication made by or on behalf of all or any of these Shareholders in any manner other than as expressly provided in the Trust Declaration.

The Managing Owner has the right unilaterally to amend the Trust Declaration as it applies to the Fund provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Trust and the Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declaration provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of:

•	Shareholders’ actions unrelated to the business of the Fund; or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying such Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares trade on the NYSE Arca and provide institutional and retail investors with direct access to the Fund. The Shares may be bought and sold on the NYSE Arca.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust and the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Trust or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at http://www.sec.gov and at the Managing Owner’s website at http://www.invescopowershares.com. Any such notification will include a description of Shareholders’ voting rights.

NAV

NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which NAV is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The Managing Owner may in its discretion (and under circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s foreign exchange futures brokerage account is accrued at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

NAV per Share, in respect of the Fund, is the NAV of the Fund divided by the number of its outstanding Shares.

Termination Events

The Trust, or, as the case may be, the Fund, will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the NAV of the Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders will be bound thereby and continue as Shareholders of series of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust or the Fund, as the case may be.

•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated).

•	The Trust or the Fund, as the case may be, becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the NAV (which excludes the Shares of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate NAV of the Trust as of the close of business on any business day declines below $10 million.

•	The Trust or the Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by the Fund. To the extent that the Fund’s actual and projected Treasury Income and the Fund’s actual and projected Money Market Income actual and projected T-Bill ETF Income, exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Managing Owner currently does not expect to make distributions with respect to the Fund’s capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

The Bank of New York Mellon is the administrator of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the

Board of Governors of the Federal Reserve System. Information regarding the NAV of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s office identified above.

The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees of up to 0.05% per annum are paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Trust may retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and the Shareholders.

INVESCO DISTRIBUTORS, INC.

Invesco Distributors, Inc., or Invesco Distributors, assists the Managing Owner with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact Invesco Distributors toll-free in the U.S. at (800) 983-0903.

Invesco Distributors retains all marketing materials for the Fund, at the offices of Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173; telephone number (800) 983-0903.

The Managing Owner, out of the Management Fee, pays Invesco Distributors for performing its duties on behalf of the Fund and may pay Invesco Distributors additional compensation in consideration of the performance by Invesco Distributors of additional services to the Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of Invesco Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers. Invesco Distributors is affiliated with the Managing Owner.

INDEX SPONSOR

The Trust, on behalf of the Fund, has appointed Deutsche Bank Securities Inc. to serve as the index sponsor, or the Index Sponsor. The Index Sponsor calculates and publishes the daily index levels and the indicative intraday index levels. Additionally, the Index Sponsor also calculates the IIV per Share throughout each Business Day. The Index Sponsor may subcontract its services from time-to-time to one or more third parties.

The Managing Owner pays the Index Sponsor a licensing fee and an index services fee out of the Management Fee for performing its duties. These fees constitute a portion of the routine operational, administrative and other ordinary expenses and are paid from out of the Management Fee and are not charged to or reimbursed by the Fund.

Neither the Managing Owner nor any affiliate of the Managing Owner has any rights to influence the selection of the futures contracts underlying the Index.

The Index Sponsor is not affiliated with the Fund, or the Managing Owner. The Managing Owner has entered into a license agreement with the Index Sponsor to use the Index.

The Fund is not sponsored, endorsed, sold or promoted by the Index Sponsor, and the Index Sponsor makes no representation regarding the advisability of investing in Shares.

There is no relationship between the Index Sponsor and the Managing Owner or the Fund other than a services agreement and a license by the Index Sponsor to the Managing Owner of certain of the Index Sponsor’s trademarks and trade names, and the Index, for use by the Managing Owner or the Fund. Such trademarks, trade names and the Index have been created and developed by the Index Sponsor without regard to, and independently of, the Managing Owner and the Fund, their businesses, and/or any prospective investor. The Fund and the Managing Owner have arranged with the Index Sponsor to license the Index for possible inclusion in funds which the Managing Owner independently intends to develop and promote. The licensing of the Index to the Managing Owner or the Fund is not an offer to purchase or sell, or a solicitation to purchase, Shares. A determination that any portion of an investor’s portfolio should be devoted to the Fund or any other ETF product developed by the Managing Owner with reference to the Index is a determination made solely by the Managing Owner serving the investor or the investor himself, not the Index Sponsor. The Index Sponsor is not responsible for and has not participated in the determination of the prices and amount of Shares or the timing of the issuance or sale of Shares or in the determination of any financial calculations relating thereto. The Index Sponsor has no obligation or liability in connection with the administration of the Fund, or marketing of the Shares. The Index Sponsor does not guarantee the accuracy and/or the completeness of the Index or any data included therein. The Index Sponsor shall have no liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to results to be obtained by the Managing Owner, the Fund or owners of Shares, or any other person or entity, from the use of the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein, the Fund, or the Shares. Deutsche Bank Securities Inc., which also serves as the marketing agent, has entered into a services agreement with the Managing Owner. The agreements between the Managing Owner and DBSI as Marketing Agent and Index Sponsor relate to the Managing Owner’s sponsorship not only of the Fund but of other commodity pools and exchange-traded funds. These agreements are for an initial six year term which commenced on February 26, 2015, with additional one-year renewal terms unless terminated.

Both the Managing Owner and DBSI have the right to terminate on notice subject to payment of a termination fee, both with respect to a given fund and with respect to all funds subject to these agreements. Each party also has the right to terminate for cause, although the Managing Owner’s ability to exercise this right is restricted to a narrow set of circumstances during the initial six-year term. Accordingly, there may be circumstances where the Managing Owner would otherwise believe cause exists to terminate DBSI but where it would have to rely on its right to terminate at will. The termination fee payable by the Managing Owner would be based on anticipated fee payments under these agreements during the remainder of the initial six-year term, and therefore could be sufficiently high as to deter the Managing Owner from exercise of these termination rights. These termination fees would also be triggered by certain other termination rights of DBSI, including in the event of a change of control of the Managing Owner or changes of law affecting the licenses or services to be provided by DBSI. As a consequence of these termination fee rights, DBSI may elect to terminate these licenses and services under certain circumstances where, were these being provided under stand-alone arrangements in respect of the Fund, it might not elect to terminate the business relationship. Termination of the agreements between DBSI and the Managing Owner could result in disruption to the affairs of the Fund, including the need to adopt new indices and engage a replacement index sponsor.

Without limiting any of the foregoing, in no event shall the Index Sponsor have any liability for any special, punitive, indirect, or consequential damages (including lost profits) resulting from the use of the Index or any data included therein, the Fund, or the Shares, even if notified of the possibility of such damages.

The Index Sponsor shall not be liable to the Managing Owner, the Fund, or the owners of any Shares for any loss or damage, direct or indirect, arising from (i) any inaccuracy or incompleteness in, or delays, interruptions, errors or omissions in the delivery of the Index or any data related thereto, the Index Data, or (ii) any decision made or action taken by any customer or third party in reliance upon the Index Data. The Index Sponsor does not make any warranties, express or implied, to the Managing Owner, the Fund or owners of Shares or anyone else regarding the Index Data, including without limitation, any warranties with respect to the timeliness, sequence, accuracy, completeness, currentness, merchantability, quality, or fitness for a particular purpose or any warranties as to the results to be obtained by the Managing Owner, the Fund or owners of Shares or anyone else in connection with the use of the Index Data. The Index Sponsor shall not be liable to the Managing Owner, the Fund or owners of Shares or anyone else for loss of business revenues, lost profits or any indirect, consequential, special or similar damages whatsoever, whether in contract, tort or otherwise, even if advised of the possibility of such damages.

The Managing Owner does not guarantee the accuracy and/or the completeness of the Index or any Index Data included therein, and the Managing Owner shall have no liability for any errors, omissions, or interruptions therein. The Managing Owner makes no warranty, express or implied, as to results to be obtained by the Fund, owners of the Shares or any other person or entity from the use of the Index or any Index Data included therein. The Managing Owner makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to each Underlying Index or any Index Data included therein. Without limiting any of the foregoing, in no event shall the Managing Owner have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Index even if notified of the possibility of such damages.

MARKETING AGENT

Pursuant to the services agreement, the Trust, on behalf of the Fund, has appointed Deutsche Bank Securities Inc., or the Marketing Agent, to assist the Managing Owner by providing support to educate institutional investors about the Deutsche Bank indices and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Deutsche Bank indices.

The Managing Owner pays the Marketing Agent a marketing services fee out of the Management Fee for performing its duties.

The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact the Managing Owner toll free in the U.S. at (800) 983-0903.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created,

transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Commodity Broker and the Managing Owner (on behalf of the Fund) entered into a brokerage agreement with respect to the Fund, or, the Brokerage Agreement. As a result the Commodity Broker:

•	acts as the clearing broker;

•	acts as custodian of the Fund’s assets in connection with the clearing of transactions; and

•	performs such other services for the Fund as the Managing Owner may from time-to-time request.

As clearing broker for the Fund, the Commodity Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to the Fund by the Commodity Broker. The Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:

•	the assets of the Fund held in its account with the Commodity Broker and all contracts and rights to payment thereunder are held as security for the Fund’s obligations to the Commodity Broker;

•

the Commodity Broker shall have the right to limit the size of open positions (net or gross) of the Fund with respect to its account at any time only as necessary to comply with the applicable law or applicable position limits and shall promptly notify the Fund of any rejected order;

•

the Fund must make all applicable original margin, variation margin, intra-day margin and premium payments to the Commodity Broker; the Commodity Broker may, among other things, close out positions, sell securities or other property held in the Fund’s account, purchase futures or cancel orders at any time upon the default of the Fund under the Brokerage Agreement, without the consent of the Managing Owner on behalf of the Fund; and

•

absent a separate written agreement with the Fund with respect to give-up transactions, the Commodity Broker, in its sole discretion, may accept from other brokers contracts executed by such brokers and to be given up to the Commodity Broker for clearance or carrying in any account.

Administrative functions provided by the Commodity Broker to the Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating balances and margin requirements.

In respect of the transactions effected pursuant to the Brokerage Agreement, the Commodity Broker will charge the Fund a fee for the services it has agreed to perform, including brokerage charges, give-up fees, commissions and services fees as may be agreed upon by the Fund and the Commodity Broker; exchange, clearing house, NFA or other regulatory fees; the amount necessary to hold Commodity Broker harmless against all taxes and related liabilities of the Fund; any debit balance or deficiency in the Fund’s account; interest on any debit balances or deficiencies in the Fund’s account and on monies advanced to the Fund; and any other agreed upon amounts owed by the Fund to the Commodity Broker in connection with the Fund’s account or transactions therein. .

The Brokerage Agreement is terminable by the Fund at any time by written notice to the Commodity Broker, or by the Commodity Broker without penalty upon ten (10) days’ prior written notice.

The Brokerage Agreement provides that except to the extent of its gross negligence, fraud or willful misconduct, the Commodity Broker shall not be liable for any loss, liability or expense incurred by the Fund in connection with or arising out of the Brokerage Agreement, transactions in or for the Fund or any actions taken by the Commodity Broker at the request or direction of the Fund.

Administration Agreement

Pursuant to the Administration Agreement between the Trust, on behalf of itself and on behalf of the Fund, and the Administrator, the Administrator performs or supervises the performance of services necessary for the operation and administration on behalf of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, NAV calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Trust or the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Trust, the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

Subject to limitations, the Trust and/or the Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust or the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Trust nor the Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of the Trust, the Fund and their respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Trust and the Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third-party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Trust, on behalf of the Fund, or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Trust or the Fund or its own counsel; (iv) any improper use by the Trust or the Fund or their respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing NAV; or (vi) any valuations or NAV provided by the Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order,

indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust, on behalf of the Fund, or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund; (b) the taxable nature or effect on the Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York Mellon serves as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Trust, on its own behalf and on behalf of the Fund, and the Custodian, or Custody Agreement, the Custodian serves as custodian of all securities and cash at any time delivered to Custodian by the Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts for the Fund pursuant to the Custody Agreement. The Custodian will maintain separate and distinct books and records segregating the assets of the Fund.

The Trust, on behalf of the Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust, on behalf of the Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust, on behalf of the Fund, such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Trust or the Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Trust or the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Trust or the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Trust or the Fund or any third-party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Trust, on behalf of the Fund, as applicable, will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Trust, on its own behalf and on behalf of the Fund, will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Fund; provided however, that the Trust, on its own behalf and on behalf of the Fund, as applicable, will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Trust, on its own behalf and on behalf of the Fund, as applicable, their successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon serves as the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust, the Trust on behalf of the Fund and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to the Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, on behalf of the Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•

The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Trust or the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Trust or the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Trust’s or the Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Trust thereunder.

•

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust, on its own behalf or on behalf of the Fund, or any other person or firm on behalf of the Trust or the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Trust on behalf of the Fund.

•

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement

Invesco Distributors provides certain distribution services to the Fund. Pursuant to the Distribution Services Agreement as amended from time-to-time, between the Trust, with respect to the Fund and Invesco Distributors, Invesco Distributors will assist the Managing Owner with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.

The date of the Distribution Services Agreement is the effective date and such Agreement will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Fund’s Managing Owner or (ii) otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Fund’s Managing Owner or by Invesco Distributors.

The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, the Fund will indemnify Invesco Distributors as follows:

The Fund indemnifies and holds harmless Invesco Distributors and each of its directors and officers and each person, if any, who controls Invesco Distributors within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, statement of additional information, shareholder reports or other information filed or made public by the Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the Securities Act or any other statute or the common law. However, the Fund does not agree to indemnify Invesco Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of Invesco Distributors. In no case

•

is the indemnity of the Fund in favor of Invesco Distributors or any person indemnified to be deemed to protect Invesco Distributors or any person against any liability to the Fund or its security holders to which Invesco Distributors or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

•

is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against Invesco Distributors or any person indemnified unless Invesco Distributors or person, as the case may be, will have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon Invesco Distributors or any such person (or after Invesco Distributors or such person will have received notice of service on any designated agent).

•

However, failure to notify the Fund of any claim will not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense will be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, Invesco Distributors, officers or directors or controlling person(s) or defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse Invesco Distributors, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify Invesco Distributors promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies, or RICs, other than the status of the Fund as a qualified publicly traded partnership, or a qualified PTP, within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of items of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Declaration and applicable law (and other relevant documents), in the opinion of Sidley Austin llp, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund generally will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership generally is not a taxable entity and generally incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s Managing Owner will use its best efforts to cause the Fund to operate in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on the Fund’s tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on Sidley Austin llp’s opinion that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders will take into account their respective shares of ordinary income realized by the Fund from accruals of interest on United States Treasury Securities, or T-Bills, held in the Fund’s portfolio. The Fund may hold T-Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund. Shareholders will take into account their respective shares of any dividends received by the Fund from the Fund’s investments in the money market mutual funds and certain T-Bill ETFs.

It is expected that a substantial portion of the futures on the Index Commodities held by the Fund will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Any futures contracts on Index Commodities held by the Fund that are not classified as Section 1256 Contracts will not be subject to the year end “mark-to-market” rules of Section 1256, as described above. Accordingly, any long-term or short-term capital gains or losses with respect to such futures held by the Fund that are not classified as Section 1256 Contracts will only be recognized by the Fund when such futures positions are assigned or closed (by offset or otherwise). The applicable holding period for qualification for long-term capital gain or loss treatment for the commodity futures held by the Fund that are not Section 1256 Contracts is more than one year.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Trust Declaration, unless an allocation under such agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “— Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations” and “— Section 754 Election,” the allocations pursuant to the Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Trust Declaration could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, loss, deduction and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated items of income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement. If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention was sustained, the Shareholders’

respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of the Fund’s items of income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or reverse Section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse Section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the revaluation convention. As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Treasury Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs, the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of the beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares and its interest in the inside basis in the Fund’s assets.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders in the Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares and such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Fund Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to the U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees the Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund has made a Section 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Treasury Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from T-Bills, short-term and long-term capital gain or loss with respect to the futures contracts, Money Market Income, T-Bill ETF Income and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Treasury Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code with respect to taxable years of partnerships beginning before January 1, 2018) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner has been appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Trust Declaration to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, has the authority under the Trust Declaration to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner has the right on behalf of all

Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

The Bipartisan Budget Act of 2015 implements a new regime for the U.S. federal income tax audit of partnerships that generally applies for taxable years of partnerships beginning after December 31, 2017. The Managing Owner will be appointed the “partnership representative” of the Fund.

Non-U.S. Shareholders

The Fund will conduct its activities in such a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of T-Bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements. In addition, with respect to certain distributions made to non-U.S. Shareholders, no withholding is required and the distributions by the Fund that relate to dividends paid to the Fund by money market mutual funds and T-Bill ETFs that are RICs generally will not be subject to federal income tax if (i) the distributions are properly reported by us as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and

(iii) certain other requirements are satisfied. No assurance can be given that any of our distributions would be designated as eligible for this exemption.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

RICs may invest up to 25% of their assets in qualified PTPs and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. In a 2006 revenue ruling, the IRS clarified that derivative contracts owned by a RIC that provide for a total-return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS interpretation set forth in such ruling, however, does not adversely affect the Fund’s ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. The Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Fund’s status under the qualified PTP rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares. These considerations arise under various taxing schemes, which include taxes imposed on entities treated as partnerships for U.S. federal income tax purposes, withholding on the distributive share of a nonresident partner, franchise and capital taxes, gross income taxes, net income taxes, value added taxes, and gross receipts taxes.

State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit for state net income tax purposes. For Shareholders that are taxed as entities for state or local tax income tax purposes, the taxable nexus, income, and apportionment factors of the Fund may flow through to the Shareholder and such flow-through may disproportionately impact the taxability of the Shareholder in one or more jurisdictions relative to that Shareholder’s distributive share from the Fund. For Shareholders that are individuals, the taxable nexus and apportioned income of the Fund will generally flow through to the Shareholder and the Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local income tax purposes in the jurisdiction in which the Shareholder is a resident.

The Fund may have a taxable nexus with one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file a state and local tax return with the jurisdiction in respect to the

Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction(s) in which the Shareholder is resident.

The Fund is likely not subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” It is noted that the determination of whether the Fund will be subject to such tax is made on an annual basis and, accordingly, may change from one year to the next.

Nonresident individual Shareholders will be subject to New York State personal income tax with respect to their share of the New York source income or gain realized directly by the Fund, if any, and New York State may require withholding from the distributive shares of the Shareholders with respect to such income. Whenever reporting is required, the Fund, in its sole discretion, may, as a convenience to Shareholders make composite state filings and payments in New York and offer each eligible Shareholder the opportunity to join in such returns to the extent permitted by New York law. A nonresident individual U.S. Shareholder will not be subject to New York City income tax on nonresidents with respect to his or her investment in the Fund.

New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of the Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Pursuant to the investment partnership provisions of the Illinois Income Tax Act, if (i) 90% or more of the gross income generated by a partnership consists of interest, dividends and gains from the sale or exchange of “qualifying investment securities” for purposes of the 1.5% Illinois personal property tax replacement income tax (the “Replacement Tax”), (ii) no less than 90% of an entity’s cost of its total assets consist of qualifying investment securities, deposits at banks or other financial institutions and office space and equipment reasonably necessary to carry on its activities as an investment partnership, and (iii) the entity is not a dealer in qualifying investment securities, then the entity will meet the requirements of the investment partnership provisions of the Illinois Income Tax Act and should not be subject to the Replacement Tax.

For the purposes of claiming the Replacement Tax exemption, qualifying investment securities include common and preferred stock; bonds, debentures, and other debt securities; foreign and domestic currency deposits; mortgage or asset-backed securities; repurchase agreements and loan participations; forward currency exchange contracts and forward and futures contracts on foreign currencies; stock and bond index securities and futures contracts and other similar financial securities and futures contracts on those securities; options for the purchase or sale of the foregoing securities, currencies, or contracts; regulated futures contracts; commodities or futures, forwards, or options with respect to such commodities; derivatives; and a partnership interest in another partnership that is an investment partnership. If the tests for the Replacement Tax exemption are not met, and the Fund incurs a Replacement Tax liability, such liability will be computed on and charged and allocated to the Shareholders who do not themselves pay the Replacement Tax.

Whether or not the Fund qualifies as an investment partnership for Replacement Tax purposes is a question of fact that could change from year to year, and there can be no assurance that the Fund will in fact qualify in any particular year as an investment partnership that is exempt from the Replacement Tax.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

FATCA

The Foreign Account Tax Compliance Act, or FATCA, (i) requires certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and requires certain other foreign entities to provide certain other information; and (ii) imposes a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on an investment in the Fund.

Tax on Net Investment Income

A 3.8% tax will be imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a Shareholder’s share of Fund income will be net investment income. In addition, certain Fund expenses may not be deducted in calculating a Shareholder’s net investment income.

Tax Agent

The beneficial owners who are of a type, as identified by the nominee through whom their Shares are held, that do not ordinarily have U.S. federal tax return filing requirements, collectively, Certain K-1 Unitholders, have designated the Managing Owner as their tax agent, or the Tax Agent, in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust will provide to the Tax Agent Certain K-1 Unitholders’ statements (as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3)), as amended from time to time).

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—‘Tax-Exempt Organizations’” at page 100. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role an investment in such Fund plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in such Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder, or the Plan Asset Rules, contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security,” or the Publicly-Offered Security Exception, and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply, or the Insignificant Participation Exception.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares should be considered to be publicly-offered securities. First, the Shares are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act, and the Shares were timely registered under the Exchange Act. Second, it appears that the Shares are freely transferable because the Shares may be freely bought and sold on NYSE Arca. Third, the Shares have been owned by at least 100 investors independent of such Fund and of each other from the date the Shares were first sold. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, Invesco Distributors, the Marketing Agent, the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Authorized Participants

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, the Fund issues Shares in Baskets to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the NAV of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, each of BNP Paribas Securities Corp., Cantor Fitzgerald & Co., Citadel Securities, LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Goldman Sachs Execution & Clearing, L.P., Jefferies LLC, J.P. Morgan Securities Inc., Knight Capital Americas, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. LLC, Nomura Securities International Inc., RBC Capital Markets, LLC, Timber Hill LLC, UBS Securities LLC, Virtu Financial Capital Markets, LLC and , Virtu Financial BD LLC. has executed a Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory

Underwriter

The Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

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Summary of Items of Value Paid Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	No greater than 0.99% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Baskets for the Fund.
Distribution Services Fee	Invesco Distributors	Managing Owner	Capped at $25,000 per annum, not to exceed 0.25% of the gross offering proceeds.	Assisting the Managing Owner with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials, consulting with FINRA and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Trust and the Fund.
Marketing Services Fee	Marketing Agent	Managing Owner	A range from 0.05% — 0.345% per annum of the Total Average Net Assets (as defined herein) during each year calculated in U.S. dollars; not to exceed 8.75% of the gross offering proceeds.	Assisting the Managing Owner by providing support to educate institutional investors about the Deutsche Bank indices and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Deutsche Bank indices.

For additional details see below.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10%.

The Authorized Participants will not charge a commission of greater than 0.99% of the gross offering proceeds of such Shares (which represents a maximum of $46,534,275.38 of the $4,700,431,856.25 registered on the Registration Statement on Form S-3, SEC Registration Number 333-185865) of the Trust.

Pursuant to the Distribution Services Agreement, Invesco Distributors will be paid by the Managing Owner out of the Management Fee of the Fund in an amount capped up to $25,000 per annum.

The Marketing Agent will be paid a marketing services fee by the Managing Owner. For each year ending on or prior to the sixth anniversary of the date of the Services Agreement, the marketing services fee will equal to the sum of: (i) 0.00345 times the lesser of Total Average Net Assets and $6,000,000,000, plus (ii) If such Total Average Net Assets were greater than $6,000,000,000, 0.002625 times the lesser of (A) the excess of such Total Average Net Assets over $6,000,000,000 and (B) $3,000,000,000, plus (iii) If such Total Average Net Assets were greater than $9,000,000,000, 0.000975 times the lesser of (A) the excess of such Total Average Net Assets over $9,000,000,000 and (B) $3,000,000,000, plus (iv) If such Total Average Net Assets were greater than $12,000,000,000, 0.00015 times the excess of such Total Average Net Assets over $12,000,000,000. For each year ending on or after to the sixth anniversary of the date of the Services Agreement, the marketing services fee will equal to 0.0005 times Total Average Net Assets. “Total Average Net Assets” means the sum of the “Average Net Assets” of all “Funds” for such period. “Average Net Assets” means in respect of any Fund, the average of the total NAV of such Fund (determined as described in its prospectus) as of the close of trading on each day of the applicable determination year during which the market on which such Fund is or was listed for trading was open for trading. For the avoidance of doubt, if a Fund was opened or terminated, or the applicable marketing services from the Marketing Agent were initiated or terminated, in the course of a determination year, the Average Net Assets will continue to be calculated with respect to all trading days in such determination year but with a value of zero for days on which the Fund did not exist or the Marketing Agent’s marketing services had been terminated or not yet initiated. For purposes of this paragraph only, “Funds” means, collectively, PowerShares DB Agriculture Fund, PowerShares DB Base Metals Fund, PowerShares DB Commodity Index Tracking Fund, PowerShares DB Energy Fund, PowerShares DB G10 Currency Harvest Fund, PowerShares DB Gold Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Silver Fund, PowerShares DB US Dollar Index Bearish Fund, PowerShares DB US Dollar Index Bullish Fund, and “New Invesco ETFs”. New Invesco ETF means, in part, any fund that both (i) is formed and sponsored or advised on or after the date of the Services Agreement by the Managing Owner or an affiliate and (ii) meets all of the following criteria: (1) is a any vehicle that both (a) is listed, traded or sold in North America, Central America or South

America and (b) either (i) has an investment strategy substantially similar to that of a Fund or (ii) satisfies (or would, if sponsored by the Managing Owner, satisfy) all of the criteria set forth in clauses (ii)(1) and (b) herein; (2) is marketed as having a principal investment objective of providing exposure to certain designated commodities or derivatives thereof, whether long, short, or otherwise; and (3) (A) invests, is permitted to invest in, or which has as a principal investment strategy the investment of, more than 51% of its net assets in certain designated commodities, or (B) establishes or maintains, is permitted to establish or maintain, or which has as a principal investment strategy to establish or maintain, exposure to derivatives of certain designated commodities with a gross aggregate notional value greater than 51% of its NAV.

The payments to Invesco Distributors and the Marketing Agent will not, in the aggregate (of the Trust, and not on a Fund by Fund basis), exceed 0.25% and 8.75%, respectively, of the gross offering proceeds of the offering (or in an aggregate amount equal to $11,751,079.64 and $411,287,787.42, respectively, of the aggregate $4,700,431,856.25 registered on the Registration Statement on Form S-3, SEC Registration Number 333-185865) of the Trust. Invesco Distributors and the Marketing Agent will monitor compensation received in connection with the Trust to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Marketing Agent’s compensation is also subject to the limitations under NASD Rule 2830, which governs the underwriting compensation which may be paid in respect of investment companies.

The Shares are listed on the NYSE Arca under the symbol “DBA.”

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to the Trust and the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent the Trust or the Fund or the Shareholders in matters relating to the Trust or the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby.

EXPERTS

The financial statements of PowerShares DB Agriculture Fund and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Trust on behalf of the Fund with the SEC in Washington, D.C. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” into this Prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

The information we incorporate by reference is an important part of this Prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents, which we have previously filed and may subsequently file with the SEC, in response to certain disclosures:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 29, 2016;

•	The Quarterly Reports on Form 10-Q for the quarterly periods ended on March 31, 2016, June 30, 2016 and September 30, 2016, filed May 10, 2016, August 9, 2016 and November 8, 2016, respectively;

•	The Quarterly Reports on behalf of the Trust on Form 10-Q for the quarterly periods ended on March 31, 2016 and June 30, 2016, filed November 21, 2016;

•	The Current Reports on Form 8-K, filed April 22, 2016 and June 20, 2016;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2015, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

•	Any documents filed pursuant to the Exchange Act subsequent to the date of this Registration Statement and prior to its effectiveness shall be deemed incorporated by reference into the Prospectus; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.invescopowershares.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website is not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Fund.

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PART TWO

STATEMENT OF ADDITIONAL INFORMATION

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

PowerShares DB Agriculture Fund

Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 21 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

March 10, 2017

Invesco PowerShares Capital Management LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

PowerShares is leading the Intelligent ETF Revolution® through its family of more than 140 domestic and international PowerShares exchange-traded funds (ETFs). PowerShares ETFs seek to outperform traditional benchmark indexes while providing advisors and investors access to an innovative array of focused investment opportunities. With US franchise assets exceeding $110 billion as of Dec. 31, 2016, PowerShares ETFs trade on the NYSE ARCA, NASDAQ and BATS exchanges.

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2016 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2016 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Fund will be for speculative rather than for hedging purposes.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Speculative Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face — (35) The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of NAV Calculation.”

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund is not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

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